Exhibiti 10.2

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
AND JOINDER

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND JOINDER (this “Amendment”), dated as of August 28, 2025, is made by and among ENOVA INTERNATIONAL, INC., a Delaware corporation (the “Parent”), certain wholly-owned Restricted Subsidiaries (as defined in the Credit Agreement defined below) of the Parent party hereto as borrowers (each such person and the Parent, individually, a “Borrower” and collectively, jointly and severally, the “Borrowers”), the guarantors party hereto (the “Guarantors”), the Lenders (as defined in the Credit Agreement) party hereto, the New Lender (as defined below), and BANK OF MONTREAL, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrowers, Guarantors, the Administrative Agent and the Lenders party hereto are parties to that certain Amended and Restated Credit Agreement, dated as of June 23, 2022 (as amended prior to the date hereof and as may be further amended, restated, extended, supplemented and/or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have requested Lenders to provide a Revolving Facility Increase pursuant to Section 2.19 of the Credit Agreement to increase the Maximum Revolver Amount to an amount equal to $825,000,000 on the Third Amendment Effective Date (as defined below);

WHEREAS, the Borrowers have requested that Enova Financial Holdings, LLC (“Enova Financial”) be allowed to convert from a Guarantor to a Borrower; and

WHEREAS, the Administrative Agent and certain of the Lenders, including the New Lender (as defined below), have agreed to such Revolving Facility Increase (such New Lender and Lenders increasing their Revolving Commitments being referred to herein as the “Increasing Lenders”) and to make certain amendments to the Credit Agreement subject to the terms and conditions as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound agree as follows:

ARTICLE I

DEFINITIONS

1.01 Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

ARTICLE II

AMENDMENTS

2.01 Subject to the satisfaction of the conditions precedent set forth in Article IV below, the Credit Agreement and the Exhibits and Schedules thereto shall be and hereby are amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the changed pages to the Credit Agreement attached as Annex I hereto.

2.02. Enova Financial hereby elects to be a Borrower for all purposes of the Credit Agreement, the Notes and other Credit Documents effective upon the satisfaction of the conditions set forth in Article IV below. Enova Financial additionally agrees to perform all obligations of a Borrower under, and agrees to be bound in all respects by the terms of, the Credit Agreement, the Notes and other Credit Documents to the same extent and with the same force and effect as if Enova Financial were an original signatory party thereto as a Borrower. Nothing herein shall affect Enova Financial’s Obligations as a Credit Party with respect to the other Credit Documents.

ARTICLE III

New Lender Provisions

3.01
Trustmark Bank (the “New Lender”) hereby confirms that it has received a copy of the Credit Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Parties and the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrowers or any other party to the Credit Agreement or any other Credit Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Credit Document or the value of any security therefor.

3.02
Except as otherwise provided in the Credit Agreement, effective as of the date hereof, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto. To the extent required by the Administrative Agent, the New Lender will deliver an Administrative Questionnaire to the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT

4.01 Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction in full, in a manner reasonably satisfactory to the Administrative Agent, of the following conditions precedent (the first such date upon which all such conditions have been satisfied being herein called the “Third Amendment Effective Date”):

(a) The Administrative Agent shall have received this Amendment, duly executed by Borrowers, Guarantors, and the Lenders, including the New Lender, in form and substance reasonably satisfactory to the Administrative Agent and each Lender party hereto and its respective counsel.

(b) The Administrative Agent shall have received, on or before the Third Amendment Effective Date, all agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit A, including all documentation and other information required by regulatory authorities under applicable “know your customer” (including Beneficial Ownership Certification in relation to the Borrowers) and anti-money laundering rules and regulations.

(c) The Administrative Agent shall have received a Note duly executed by Borrowers for the Lenders, including the New Lender, that request their respective Revolving Commitment be evidenced by a Note.

(d) The Administrative Agent shall have received from the Borrowers updated financial projections and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to the Revolving Facility Increase effectuated under this Amendment and any Extension of Credit thereunder, if any, on the Third Amendment Effective Date, on a pro forma basis, the Credit Parties will be in compliance with the Financial Covenants.

(e) The Administrative Agent shall have received certificates of insurance evidencing general liability and commercial property insurance of the Credit Parties in favor of Administrative Agent related thereto, in each case in form and substance reasonably satisfactory to Administrative Agent.

(f) The Administrative Agent shall have received the results of bringdown UCC searches showing all financing statements and other documents or instruments on file against each Credit Party in the appropriate filing offices (except for Enova International, Inc., Enova Financial Holdings, LLC and Align Balance, LLC for which the Administrative Agent shall have received the results of full UCC, tax lien and judgement lien searches showing all financing statements and other documents or instruments in the appropriate filing offices), such search to be as of a date no more than thirty (30) days prior to the Third Amendment Effective Date, and reflecting no Liens against any of the intended collateral other than Liens being released or assigned to Administrative Agent on or prior to the Thid Amendment Effective Date and Permitted Liens.

(g) The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Parent as of the Third Amendment Effective Date, substantially in the form of Exhibit 4.1(m) attached to the Credit Agreement, stating that immediately after giving effect to this Amendment, the other Credit Documents, and all the Transactions contemplated to occur on such date, (i) no Default or Event of Default exists, and (ii) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

(h) Each document (including any UCC financing statements reflecting the Credit Parties, as debtors, and Administrative Agent, as secured party) required by the Security Agreement to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself and the Lenders, a perfected Lien on the Collateral described therein, Law) shall be in proper form for filing, registration or recordation.

(i) The Administrative Agent shall have received a Notice of Borrowing duly executed by Borrowers to the extent an Extension of Credit is to occur on the Third Amendment Effective Date.

(j) The Administrative Agent shall have received the following, in each case in form and substance reasonably satisfactory to Administrative Agent:

(i) Organizational Documents. Each Credit Party’s articles of incorporation and bylaws (or comparable organization documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or other Responsible Officer), or a certification by such Credit Party’s Secretary or Assistant Secretary (or other Responsible Officer) that there have been no amendments to such Credit Party articles of incorporation and bylaws (or comparable organizational documents) since they were last certified to the Administrative Agent.

(ii) Resolutions. Copies of resolutions of the board of directors or comparable managing body of each Credit Party approving and adopting this Amendment and the other documents required to be delivered in connection herewith, and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the Third Amendment Effective Date to be true and correct and in force and effect as of such date.

(ii) Good Standing. Copies of certificates of good standing, existence or its equivalent (to the extent such an item exists in the relevant jurisdiction) with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization.

(iii) Legal Opinion of Counsel. The Administrative Agent shall have received the opinions of Paul Hastings LLP and the opinions of Utah local counsel, each as counsel to all or a portion of the Credit Parties, dated the Third Amendment Effective Date, addressed to the Administrative Agent and the Lenders (including the New Lender) in form and substance reasonably satisfactory to the Administrative Agent.

(k) Substantially concurrently with the effectiveness of this Amendment, Borrowers shall have paid the fees set forth in the letter between the Administrative Agent and the Parent dated as of the date hereof and, to the extent invoiced at least one Business Day prior to the Third Amendment Effective Date, all other fees, costs and expense due and payable as of the Third Amendment Effective Date under the Credit Agreement and the other Credit Documents.

For purposes of determining compliance with the conditions specified in this Article IV, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Third Amendment Effective Date specifying its objection thereto.

ARTICLE V

MISCELLANEOUS PROVISIONS

5.01 No Waiver. Nothing contained in this Amendment shall be construed as a waiver by the Administrative Agent or any Lender of any covenant or provision of the Credit Agreement or the other Credit Documents, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict performance by the Credit Parties of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to thereafter demand strict compliance therewith. The Administrative Agent and the Lenders hereby reserve all rights granted under the Credit Agreement, the other Credit Documents and this Amendment.

5.02 Reallocation of Revolving Loans. The parties hereto hereby acknowledge and agree that, pursuant to and in accordance with Section 2.19(c) of the Credit Agreement, in connection with the closing of the Revolving Facility Increase under this Amendment, on the Third Amendment Effective Date, the outstanding Revolving Loans and Participation Interests shall be reallocated by causing such fundings and repayments (through the Administrative Agent) among each of the Lenders having a Revolving Commitment prior to such date and the Lenders acquiring a Revolving Commitment (pursuant to this Amendment) as necessary such that, after giving effect to this Amendment and the Revolving Facility Increase effectuated hereunder, each Lender will hold Revolving Loans and Participation Interests based on its Revolving Commitment Percentage set forth on Schedule 2.1(a) (after giving effect to such Revolving Facility Increase).

5.03 Survival of Representations and Warranties; Additional Representations and Warranties. All representations and warranties made in the Credit Agreement, the Amendment and the other Credit Documents, shall survive the execution and delivery of this Amendment, and no investigation by Administrative Agent or any Lender shall affect the representations and warranties or the right of Administrative Agent or any Lender to rely upon them. Borrowers and Guarantors further represent and warrant that, after giving effect to this Amendment, the Credit Agreement is and shall continue to be permitted debt under each Senior Notes Indenture and the Liens securing the Obligations are, and shall continue to be, permitted liens under each Senior Notes Indenture and nothing contained herein shall cause an event of default to occur under any such Senior Notes Indenture.

5.04 General Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Credit Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement (including, without limitation, the Guaranty set forth in Article X thereof) and the other Credit Documents are ratified and confirmed and shall continue in full force and effect. The Credit Parties, the Administrative Agent and the Lenders agree that the Credit Agreement and the other Credit Documents, as amended hereby or in connection herewith, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms subject as to enforcement of remedies to (x) any Debtor Relief Laws and (y) general principles of equity, whether applied by a court of law or equity. Each Credit Party ratifies and reaffirms the Obligations (as increased hereby) are secured by the Credit Documents including, without limitation, all indebtedness and other obligations of Borrowers now or hereafter existing under the Credit Agreement.

5.05 Reaffirmations. (a) The Credit Parties hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Credit Parties thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

(b) Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Credit Documents effected pursuant to this Amendment. Each Guarantor hereby confirms to the Administrative Agent and the Lenders that, after giving effect to this Amendment, the Guaranty of such Guarantor and each other Credit Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Credit Agreement

5.06 References to Credit Agreement. Each of the Credit Agreement and the other Credit Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Credit Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

5.07 Costs and Expenses. Each Credit Party acknowledges that Section 9.5 of the Credit Agreement applies to this Amendment and the transactions, agreements and documents contemplated thereunder.

5.08 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.09 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Administrative Agent, Lenders, Credit Parties and their respective successors and permitted assigns, except that Credit Parties may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of Administrative Agent and the Lenders and the Administrative Agent may only assign their rights hereunder as permitted by Section 9.6 of the Credit Agreement.

5.10 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic means shall be equally effective as delivery of a manually executed counterpart of this Amendment.

5.11 Further Assurances. To the extent required by Section 5.13 of the Credit Agreement, each Credit Party agrees to execute such other and further documents and instruments as Administrative Agent may request to implement the provisions of this Amendment.

5.12 Effect of Waiver. No consent or waiver, express or implied, by Administrative Agent or any Lender to or for any breach of or deviation from any covenant or condition by Borrowers shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.13 No Limitation on Administrative Agent. Nothing in this Amendment shall be deemed in any way to limit or restrict Administrative Agent’s or any Lender’s rights to seek in a bankruptcy court or any other court of competent jurisdiction, any relief Administrative Agent or any Lender may deem appropriate in the event that there is an Event of Default continuing pursuant to Section 7.1(e) of the Credit Agreement.

5.14 Material Inducement. Each Credit Party further acknowledges and agrees that the representations, acknowledgments, agreements and warranties in this Amendment have been made by Credit Parties as a material inducement to Administrative Agent and the Lenders to into this Amendment, that Administrative Agent and the Lenders are relying on such representations and warranties, and that Administrative Agent and the Lenders would not have entered into this Amendment without such representations, acknowledgments, agreements, and warranties.

5.15 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.16 Applicable Law. Sections 9.12 and 9.13 of the Credit Agreement are hereby incorporated herein, mutatis mutandis.

5.17 Full Opportunity for Review; No Undue Influence. Credit Parties have reviewed this Amendment and each Credit Party acknowledges and agrees that it (a) understands fully the terms of this Amendment and the consequences of the issuance hereof, (b) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment with, such attorneys and other Persons as it may wish, and (c) has entered into this Amendment of its own free will and accord and without threat or duress.

This Amendment and all information furnished to Administrative Agent and the Lenders is made and furnished in good faith, for value and valuable consideration. This Amendment has not been made or induced by any fraud, duress or undue influence exercised by Administrative Agent or Lender or any other Person.

5.18 Entire Agreement. THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by its proper and duly authorized officers as of the date first written above.

BORROWERS:

ENOVA INTERNATIONAL, INC.

a Delaware corporation

By: /s/ Steven Cunningham_________

Name: Steven Cunningham

Title: Chief Financial Officer

CASHNETUSA OF FLORIDA, LLC

a Delaware limited liability company

CNU OF CALIFORNIA, LLC

a Delaware limited liability company

CNU OF DELAWARE, LLC

a Delaware limited liability company

CNU OF MICHIGAN, LLC

a Delaware limited liability company

CNU OF MISSISSIPPI, LLC

a Delaware limited liability company

CNU OF MISSOURI, LLC

a Delaware limited liability company

CNU OF NEVADA, LLC

a Delaware limited liability company

CNU OF OKLAHOMA, LLC

a Delaware limited liability company

CNU OF SOUTH CAROLINA, LLC

a Delaware limited liability company

CNU OF TENNESSEE, LLC

a Delaware limited liability company

CNU OF WISCONSIN, LLC

a Delaware limited liability company

THE CHECK GIANT NM, LLC

a Delaware limited liability company

By: CNU ONLINE HOLDINGS, LLC

Its: Member

By: /s/ Steven Cunningham___

Name: Steven Cunningham

Title: Vice President

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

ALIGN MINT, LLC

a Delaware limited liability company

ALIGN BALANCE, LLC

a Delaware limited liability company

CASHNET CSO OF MARYLAND, LLC

a Delaware limited liability company

CNU OF ALABAMA, LLC

a Delaware limited liability company

CNU OF IDAHO, LLC

a Delaware limited liability company

CNU OF KANSAS, LLC

a Delaware limited liability company

CNU OF TEXAS, LLC

a Delaware limited liability company

CNU OF UTAH, LLC

a Utah limited liability company

CNU OF LOUISIANA, LLC

a Utah limited liability company

ODK CAPITAL, LLC

a Utah limited liability company

TENNESSEE CNU, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF UTAH, LLC

a Utah limited liability company

ENOVA SMB, LLC

a Delaware limited liability company

CNU ONLINE HOLDINGS, LLC

a Delaware limited liability company

CUMULUS FUNDING, INC.

a Delaware corporation

HEADWAY CAPITAL, LLC

a Utah limited liability company

NC FINANCIAL SOLUTIONS, LLC

a Delaware limited liability company

OHIO CONSUMER FINANCIAL SOLUTIONS, LLC

a Delaware limited liability company

ON DECK CAPITAL, INC.

a Delaware corporation

THE BUSINESS BACKER, LLC

a Delaware limited liability company

By: /s/ Steven Cunningham_________

Name: Steven Cunningham

Title: Vice President

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

NC FINANCIAL SOLUTIONS OF ALABAMA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF ARIZONA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF CALIFORNIA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF DELAWARE, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF GEORGIA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF IDAHO, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF ILLINOIS, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF MISSOURI, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF NEW MEXICO, LLC

a Delaware limited liability company
NC FINANCIAL SOLUTIONS OF NORTH DAKOTA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF SOUTH CAROLINA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF SOUTH DAKOTA, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF VIRGINIA, LLC

a Utah limited liability company

NC FINANCIAL SOLUTIONS OF WISCONSIN, LLC

a Delaware limited liability company

By: NC FINANCIAL SOLUTIONS, LLC
Its: Member

By: /s/ Steven Cunningham_________

Name: Steven Cunningham

Title: Vice President

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

NC FINANCIAL SOLUTIONS OF LOUISIANA, LLC

a Utah limited liability company

By: /s/ Steven Cunningham_________
Name: Steven Cunningham
Title: Treasurer

ODWS, LLC

a Delaware limited liability company

By: /s/ Steven Cunningham_________

Name: Steven Cunningham

Title: Officer

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

GUARANTORS:

CNU GLOBAL-1, LLC

a Delaware limited liability company

CNU GLOBAL-2, LLC

a Delaware limited liability company

ENOVA INTERNATIONAL GEC, LLC

a Delaware limited liability company

ENOVA ONLINE SERVICES, LLC

a Delaware limited liability company

ENERGY INTERMEDIATE, INC.

a Delaware corporation

NET CREDIT FINANCE, LLC

a Delaware limited liability company

NET CREDIT LOAN SERVICES, LLC

a Delaware limited liability company

DEBIT PLUS, LLC

a Delaware limited liability company

NC FINANCIAL SOLUTIONS OF TEXAS, LLC

a Delaware limited liability company

NETCREDIT FINANCE, LLC

a Delaware limited liability company

NETCREDIT LOAN SERVICES, LLC

a Delaware limited liability company

By: /s/ Steven Cunningham_________

Name: Steven Cunningham

Title: Vice President

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

ENOVIND INVESTMENT, LLC

a Delaware limited liability company

ENOVA CARD HOLDCO, LLC

a Delaware limited liability company

PANGEA INTERMEDIATE, LLC

a Delaware limited liability company

ON DECK CANADA HOLDINGS, INC.

a Delaware corporation

ODX, LLC

a Delaware limited liability company

PANGEA TRANSFER COMPANY, LLC

a Delaware limited liability company

PANGEA USA, LLC

a Delaware limited liability company

ENOVA CARD SERVICES, LLC
a Delaware limited liability company

By: /s/ Steven Cunningham_________

Name: Steven Cunningham

Title: Treasurer

CNU OF ILLINOIS, LLC

a Delaware limited liability company

CNU OF INDIANA, LLC

a Delaware limited liability company

ENOVA BRAZIL, LLC

a Delaware limited liability company

By: CNU ONLINE HOLDINGS, LLC

Its: Member

By: /s/ Steven Cunningham_________

Name: Steven Cunningham

Title: Vice President

NC FINANCIAL SOLUTIONS OF MISSISSIPPI, LLC

a Delaware limited liability company

By: NC FINANCIAL SOLUTIONS, LLC
Its: Member

By: /s/ Steven Cunningham_________
Name: Steven Cunningham
Title: Vice President

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

DEBIT PLUS PAYMENT SOLUTIONS, LLC

a Delaware limited liability company

DEBIT PLUS SERVICES, LLC

a Delaware limited liability company

DEBIT PLUS TECHNOLOGIES, LLC

a Delaware limited liability company

By: Debit Plus, LLC
Its: Member

By: /s/ Steven Cunningham_________
Name: Steven Cunningham
Title: Vice President

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

NEW BORROWER:

ENOVA FINANCIAL HOLDINGS, LLC

a Delaware limited liability company

By: /s/ Steven Cunningham_________

Name: Steven Cunningham

Title: Vice President

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:

BANK OF MONTREAL, as Administrative Agent and Collateral Agent on behalf of the Lenders

By: /s/ Chris Clark

Name: Chris Clark

Title: Managing Director

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

BANK OF MONTREAL, as LC Issuer,

Swingline Lender and Lender

By: /s/ Chris Clark

Name: Chris Clark

Title: Managing Director

Signature Page to Third Amendment to Amended and Restated Credit Agreement - Enova

Axos Bank, as a Lender

By: /s/ Joel Kodish________________________

Name: Joel Kodish

Title: Senior Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement - Enova

Banc of California, as a Lender

By: /s/ Hans Sylvester______________________

Name: Hans Sylvester

Title: SVP, Portfolio Manager

Signature Page to Third Amendment to Amended and Restated Credit Agreement - Enova

EverBank, N.A., as a Lender

By: /s/ Jaime Caruso________________________

Name: Jaime Caruso

Title: Managing Director

Signature Page to Third Amendment to Amended and Restated Credit Agreement - Enova

First Horizon Bank, as a Lender

By: /s/ Morgan Stanford

Name: Morgan Stanford

Title: Senior Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement - Enova

Synovus Bank, as a Lender

By: /s/ Jonathan Edwards

Name: Jonathan Edwards

Title: President, Specialty Finance Division

Signature Page to Third Amendment to Amended and Restated Credit Agreement - Enova

TAB Bank, as a Lender

By: /s/ Ben Blume________________________

Name: Ben Blume

Title: Director Working Capital

Signature Page to Third Amendment to Amended and Restated Credit Agreement - Enova

Texas Capital, as a Lender

By: /s/ Silvio Canto________________________

Name: Silvio Canto

Title: Executive Director

Signature Page to Third Amendment to Amended and Restated Credit Agreement - Enova

Trustmark Bank, as a Lender

By: /s/ Foster Kennedy_____________________

Name: Foster Kennedy

Title: Senior Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement - Enova

Veritex Community Bank, as a Lender

By: /s/ Laura Kelly_____________________

Name: Laura Kelly

Title: Vice President Specialty Banking

Signature Page to Third Amendment to Amended and Restated Credit Agreement - Enova

Exhibit A

Closing Checklist

[OMITTED]

ANNEX I

Amended credit agreement

[Attached]

~~Conformed thru Second Amendment~~ANNEX I TO THIRD AMENDMENT

$~~515,000,000~~825,000,000

AMENDED AND RESTATED
CREDIT AGREEMENT

among

ENOVA INTERNATIONAL, INC.,
as a Borrower and the Parent,

CERTAIN RESTRICTED SUBSIDIARIES OF THE PARENT
FROM TIME TO TIME PARTY HERETO,
as Borrowers,

CERTAIN RESTRICTED SUBSIDIARIES OF THE PARENT
FROM TIME TO TIME PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

and

BANK OF MONTREAL,
as Administrative Agent and Collateral Agent

Dated as of June 23, 2022

BMO CAPITAL MARKETS, AXOS BANK, ~~AND~~ SYNOVUS BANK, AND EVERBANK, N.A.
as the Joint Lead Arrangers and Joint Lead Bookrunners

BANC OF CALIFORNIA, FIRST HORIZON BANK,
VERITEX COMMUNITY BANK AND TEXAS CAPITAL BANK
as Co-Syndication Agents

Third Amendment to Credit Agreement ~~4862-9773-5200~~- Annex I (Enova, 2025) 4919-5376-4952 v~~15~~25.docx 4384657

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.1. Defined Terms. 1

Section 1.2. Divisions. 45

Section 1.3. Other Definitional Provisions. 45

Section 1.4. Accounting Terms. 46

Section 1.5. Time References. 47

Section 1.6. Execution of Documents. 47

Section 1.7. Letter of Credit Amounts. 47

Section 1.8. Certain Calculations and Tests. 47

ARTICLE II
THE LOANS; AMOUNT AND TERMS

Section 2.1. Revolving Loans. 49

Section 2.2. Swingline Loan Subfacility. 51

Section 2.3. Letter of Credit Subfacility. 53

Section 2.4. Fees. 59

Section 2.5. Commitment Terminations or Reductions. 60

Section 2.6. Prepayments. 61

Section 2.7. Default Rate and Payment Dates. 62

Section 2.8. Applicable Interest Rates. 62

Section 2.9. Funding Indemnity. ~~64~~63

Section 2.10. Pro Rata Treatment and Payments. 64

Section 2.11. Non-Receipt of Funds by the Administrative Agent. ~~66~~65

Section 2.12. Change of Law ~~67~~66

Section 2.13. Yield Protection. 67

Section 2.14. Effect of Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document 68

Section 2.15. Taxes. ~~70~~69

Section 2.16. Inability to Determine Rates ~~73~~72

Section 2.17. Discretion of Lender as to Manner of Funding ~~74~~73

Section 2.18. Replacement of Lenders. ~~74~~73

Section 2.19. Revolving Facility Increases. ~~75~~74

Section 2.20. Defaulting Lenders. ~~77~~76

Section 2.21. Extension of Commitments. ~~78~~77

~~Section 2.22. Environmental, Social and Governance Targets. 80~~

i

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1. Existence, Qualification and Power; Compliance with Laws. ~~81~~79

Section 3.2. Authorization; No Contravention. ~~81~~80

Section 3.3. Governmental Authorization. ~~82~~80

Section 3.4. Binding Effect. ~~82~~80

Section 3.5. Financial Statements; No Material Adverse Effect ~~82~~80

Section 3.6. Litigation. ~~82~~81

Section 3.7. Ownership of Property; Liens. ~~83~~81

Section 3.8. Environmental Compliance ~~83~~81

Section 3.9. Taxes. ~~83~~81

Section 3.10. ERISA Compliance ~~83~~82

Section 3.11. Capitalization and Subsidiaries. ~~84~~82

Section 3.12. Margin Regulations; Investment Company Act. ~~84~~82

Section 3.13. Disclosure. ~~84~~83

Section 3.14. Intellectual Property; Licenses, Etc. ~~84~~83

Section 3.15. Solvent. ~~85~~83

Section 3.16. Compliance with FCPA. ~~85~~83

Section 3.17. Anti-Money Laundering Laws. ~~85~~83

Section 3.18. Compliance with OFAC Rules and Regulations ~~85~~83

Section 3.19. Margin Stock. ~~85~~84

Section 3.20. Servicing. ~~86~~84

Section 3.21. Employment Matters ~~86~~84

ARTICLE IV
CONDITIONS PRECEDENT

Section 4.1. Conditions to Initial Extensions of Credit. ~~86~~85

Section 4.2. Conditions to All Extensions of Credit. ~~89~~87

ARTICLE V
AFFIRMATIVE COVENANTS

Section 5.1. Financial Statements ~~90~~88

Section 5.2. Certificates; Other Information. ~~90~~88

Section 5.3. Notices of Material Events. ~~92~~90

Section 5.4. Payment of Obligations. ~~92~~91

Section 5.5. Preservation of Existence, Etc. ~~93~~91

Section 5.6. Maintenance of Properties. ~~93~~91

Section 5.7. Maintenance of Insurance. ~~93~~92

Section 5.8. Compliance with Laws. ~~94~~92

Section 5.9. Books and Records. ~~94~~92

Section 5.10. Inspection Rights. ~~94~~92

Section 5.11. Compliance with ERISA ~~94~~93

Section 5.12. Use of Proceeds. ~~95~~93

Section 5.13. Further Assurances ~~95~~93

Section 5.14. Notice of Formation of Subsidiary. ~~95~~94

Section 5.15. New Domestic Subsidiaries. ~~95~~94

Section 5.16. Unrestricted Subsidiaries. ~~96~~94

Section 5.17. Compliance with Environmental Laws. ~~96~~95

Section 5.18. Compliance with FCPA, OFAC and Anti-Money Laundering Laws. ~~96~~95

Section 5.19. Post-Closing Covenants. ~~97~~95

ARTICLE VI
NEGATIVE COVENANTS

Section 6.1. Liens. ~~97~~95

Section 6.2. Indebtedness. ~~97~~96

Section 6.3. Investments. ~~101~~99

Section 6.4. Fundamental Changes. ~~103~~101

Section 6.5. Dispositions. ~~103~~102

Section 6.6. Restricted Payments. ~~106~~105

Section 6.7. Change in Nature of Business. ~~107~~106

Section 6.8. Transactions with Affiliates ~~108~~106

Section 6.9. Burdensome Agreements. ~~108~~107

Section 6.10. Amendment of Organization Documents and Fiscal Year. ~~109~~108

Section 6.11. Amendment of Subordinated Debt. ~~109~~108

Section 6.12. Amendment of Senior Notes or Additional Notes. ~~109~~108

Section 6.13. Guaranties. 109

Section 6.14. Financial Covenants. ~~110~~109

ARTICLE VII
EVENTS OF DEFAULT

Section 7.1. Events of Default. ~~110~~109

Section 7.2. Acceleration; Remedies ~~112~~111

Section 7.3. Equity Cure. 112

Section 7.4. Prepayment Cure 113

ARTICLE VIII
THE ADMINISTRATIVE AGENT

Section 8.1. Appointment and Authorization of Administrative Agent. ~~114~~113

Section 8.2. Rights as a Lender. 114

Section 8.3. Action by Administrative Agent. ~~115~~114

Section 8.4. Consultation with Experts. ~~115~~114

Section 8.5. Liability of Administrative Agent; Credit Decision. 115

Section 8.6. Resignation of Administrative Agent and Successor Administrative Agent ~~116~~115

Section 8.7. LC Issuer and Swingline Lender. ~~117~~116

Section 8.8. Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements. ~~117~~116

Section 8.9. Designation of Additional Agents. ~~118~~117

Section 8.10. Authorization to Release or Subordinate or Limit Liens. ~~118~~117

Section 8.11. Authorization to Enter into, and Enforcement of, the Collateral Documents. 118

Section 8.12. Delegation of Duties. 119

Section 8.13. Administrative Agent may File Proofs of Claim 119

Section 8.14. Certain ERISA Matters. ~~120~~119

Section 8.15. Recovery of Erroneous Payments. ~~121~~120

ARTICLE IX
MISCELLANEOUS

Section 9.1. Amendments, Waivers and Consents. 121

Section 9.2. Notices. 124

Section 9.3. No Waiver; Cumulative Remedies 126

Section 9.4. Survival of Representations and Warranties. 126

Section 9.5. Payment of Expenses and Taxes; Indemnity. 126

Section 9.6. Successors and Assigns; Participations. 128

Section 9.7. Right of Set-off; Sharing of Payments. ~~132~~131

Section 9.8. Table of Contents and Section Headings. ~~133~~132

Section 9.9. Counterparts; Effectiveness; Electronic Execution. 133

Section 9.10. Severability. 133

Section 9.11. Integration. 133

Section 9.12. Governing Law. 133

Section 9.13. Consent to Jurisdiction; Service of Process and Venue. ~~134~~133

Section 9.14. Confidentiality. 134

Section 9.15. Acknowledgments. 135

Section 9.16. Waivers of Jury Trial; Waiver of Consequential Damages. 135

Section 9.17. Patriot Act Notice. ~~136~~135

Section 9.18. Resolution of Drafting Ambiguities 136

Section 9.19. Subordination of Intercompany Debt. 136

Section 9.20. Continuing Agreement. 136

Section 9.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. ~~137~~136

Section 9.22. Press Releases and Related Matters. 137

Section 9.23. Appointment of Borrower Representative. 137

Section 9.24. No Advisory or Fiduciary Responsibility. ~~138~~137

Section 9.25. Responsible Officers and Authorized Officers. 138

Section 9.26. Entire Agreement. ~~139~~138

Section 9.27. Acknowledgement Regarding any Supported QFCs ~~139~~138

ARTICLE X
GUARANTY

Section 10.1. The Guaranty. 140

Section 10.2. Bankruptcy. ~~141~~140

Section 10.3. Nature of Liability. 141

Section 10.4. Independent Obligation. 141

Section 10.5. Authorization. 141

Section 10.6. Reliance. ~~142~~141

Section 10.7. Waiver. ~~142~~141

Section 10.8. Limitation on Enforcement ~~143~~142

Section 10.9. Confirmation of Payment. ~~143~~142

Section 10.10. Eligible Contract Participant. 143

Section 10.11. Keepwell. 143

Section 10.12. Joint and Several Liability of Borrowers. 143

v

or any of its Subsidiaries.

“Additional Credit Party” shall mean each Person that becomes a Guarantor by executing a Joinder Agreement in accordance with Section 5.15.

“Additional Notes” shall mean any Indebtedness of the Credit Parties (other than the Senior Notes and Subordinated Debt) incurred or issued after the ~~Closing~~Third Amendment Effective Date (or, in the case of Assumed Indebtedness, incurred or issued prior to or after the ~~Closing~~Third Amendment Effective Date and assumed by a Credit Party after the ~~Closing~~Third Amendment Effective Date), which, in each case, (a) is not secured, directly or indirectly, or in whole or in part, by a Lien and (b) does not contain any More Restrictive Covenants than any Senior Notes Indenture, the pricing of such Additional Note is not materially worse than any Senior Notes Indenture, and the “maturity date” of such Additional Note is at least 13 months after the Maturity Date; provided, it is understood and agreed that if any such Additional Notes are convertible into common stock or preferred stock, the mechanics of such conversion shall not be considered More Restrictive Covenants and such stock shall not be redeemable until at least 13 months after the Maturity Date.

“Adjusted EBITDA” shall mean, with respect to any period, EBITDA for such period adjusted to (a) exclude any non-cash gain or loss recognized on the income statement from derivative and currency value fluctuations during such period and (b) give effect to the trailing twelve month pro forma results for acquisitions and dispositions of business entities or properties or assets constituting a division or line of business of any business entity and other customary specified transactions and for operational changes and operational initiatives, including any “run-rate” synergies, operating expense reductions and improvements and cost savings, determined in good faith by the Parent and certified to the Administrative Agent to result from actions which have been taken or are expected to be taken no later than 12 months following any such acquisition, disposition, other customary specified transaction, operational change or operational initiatives, including with adjustments as provided in Article 11, Regulation S-X of the Securities Act of 1933 during such period; provided, however, that, notwithstanding the foregoing, to the extent any such changes are not associated with a transaction, such changes shall be limited to those for which all steps have been taken for realizing such savings and that are factually supportable and reasonably identifiable; provided, further, that that the amounts set forth in subsection (b) hereof with respect to “run-rate” synergies, operational expense reductions and improvements and cost savings, when aggregated with the cumulative amount of add backs set forth in clauses (iv), (vi), (vii), (viii), (ix), and (xi) of the definition of EBITDA, shall not together exceed ~~10~~10.0% of EBITDA.

“Adjusted Funded Debt” shall mean, as of any date of determination, the sum of (a) Funded Debt as of such date, minus (b) Unrestricted Cash as of such date.

“Administrative Agent” or “Agent” shall have the meaning set forth in the first paragraph of this Agreement and shall include any successors in such capacity.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified.

“Agreement” or “Credit Agreement” shall mean this Agreement, as amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with its terms.

“Anti-Money Laundering Laws” shall have the meaning assigned in Section 3.17.

“Applicable Margin” means (a) with respect to Base Rate Loans and Reimbursement Obligations, ~~0.75~~0.50% per annum, and (b) with respect to SOFR Loans and L/C Participation Fees, ~~3.50~~3.25% per annum.

“Applicable Percentage” shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Revolving Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentage shall be determined based on the Revolving Commitments most recently in effect, giving effect to any assignments.

“Approved Bank Partner State” shall mean any State in which a Bank Partner is licensed and qualified by a Governmental Authority, if required, to carry on the ordinary course of its business.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender under common control with such Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender under common control with such Lender.

“Approved State” shall mean any State in which the Credit Parties are licensed and qualified by a Governmental Authority, if required, to carry on the ordinary course of its business.

“Assets” shall mean, as of any date of determination, the assets which would be reflected on a balance sheet of the Parent and its Restricted Subsidiaries on a Consolidated basis prepared as of such date in accordance with GAAP.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.6), and accepted by the Administrative Agent, in substantially the form of Exhibit 1.1(b) or any other form approved by the Administrative Agent.

“Assumed Indebtedness” shall mean Indebtedness assumed by the Credit Parties and/or their Restricted Subsidiaries, or owed by an acquired Restricted Subsidiary, in connection with a Permitted Acquisition or any other Investment permitted hereunder.

“Attributable Indebtedness” shall mean, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” shall mean the audited consolidated balance sheet of the Parent and its Consolidated Subsidiaries for the fiscal year ended December 31, 2021 and the related consolidated statements of income, operations, stockholders’ equity and cash flows for such fiscal year of the Parent.

“Availability” shall mean the amount by which the Revolving Committed Amount at any time exceeds the Revolving Credit Outstandings.

“Bank Product Provider” shall mean (i) Veritex Community Bank, (ii) PacWest Bancorp and (iii) any other Person that provides Bank Products to a Credit Party or any Subsidiary, to the extent that (a) such Person is a Lender or an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Bank Product but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement or (b) such Person is a Lender or an Affiliate of a Lender on the Closing Date and the Bank Product was entered into on or prior to the Closing Date (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender).

“Bank Product Provider Notice” shall mean a notice substantially in the form of Exhibit 1.1(g).

“Bank Program Participation Interest” shall mean an undivided interest in the right, title and interest of a Bank Partner in certain Bank Partner Receivables, as such undivided interest is sold to a Borrower by a Bank Partner pursuant to a Bank Partner Program Agreement.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” shall mean any of the events described in Section 7.1(e).

“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) Prime Rate, (b) the sum of (i) the Federal Funds Rate for such day, plus (ii) 1/2 of ~~1~~1.0%, and (c) the sum of (i) Term SOFR for a one-month tenor in effect on such day plus (ii) 1.0%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Base Rate is being used as an alternative rate of interest pursuant to Sections 2.13 or 2.14, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above, provided that if Base Rate as determined above shall ever be less than the Floor, then Base Rate shall be deemed to be the Floor.

“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 2.8(a).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14.

“Benchmark Replacement” means, either of the following to the extent selected by Administrative Agent in its unilateral discretion,

(a)` Daily Simple SOFR; or

(b)` the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar‑denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 2.1. Borrowings of Swingline Loans are made by the Swingline Lender in accordance with the procedures set forth in Section 2.2.

“Borrowing Base” shall mean an amount equal to the sum of:

(a)` 75% of the Eligible Accounts, minus two percent (2.0%) for each percent that the Collateral Performance Indicator exceeds thirty percent (30%) of the Eligible Accounts; provided that any reduction in accordance with this clause (a) shall not be effective without the prior written approval of the Required Lenders, plus

(b)` 100% of the Unrestricted Cash and Cash Equivalents of the Credit Parties to the extent held in deposit accounts either (x) maintained by the Administrative Agent or Lenders and to which Borrowers have no access to such funds or (y) over which the Administrative Agent has Control (as such term is defined in the UCC pursuant to a full dominion Controlled Account Agreement), minus

(c)` the aggregate amount of Reserves, if any, established by Administrative Agent.

Notwithstanding anything to the contrary contained herein, any Receivables acquired in connection with a Permitted Acquisition and owned by a Borrower will immediately be included in the Borrowing Base so long as it otherwise constitutes an Eligible Account at a value equal to the Acquired Asset Borrowing Base Calculation (as defined herein); provided, that if the Borrowers have not delivered, at their expense, a customary field examination reasonably acceptable to Administrative Agent within 90 days of the acquisition of such Receivables (or such longer period as the Administrative Agent may reasonably agree), such Receivables will cease to be eligible for inclusion in the Borrowing Base until delivery of such customary field examination reasonably acceptable to Administrative Agent; provided, further, that such Receivables shall in no event comprise more than 12.5% of the availability created by the Borrowing Base. “Acquired Asset Borrowing Base Calculation” means ~~50~~50.0% of the book value of the relevant Receivables as set forth in the consolidated balance sheets of the relevant acquired entities (or, in the case of an asset acquisition, the seller’s balance sheet) for the most recently ended fiscal quarter of the Parent for which financial statements have been delivered, and applying eligibility and reserve criteria consistent with those applied to Receivables included in the Borrowing Base, until the delivery to the Administrative Agent of a reasonably satisfactory field examination in respect thereof.

“Borrowing Base Certificate” means a certificate in the form of Exhibit 1.1(c).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Lease” shall mean, as of any date of determination, any lease of Property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date, in accordance with GAAP.

“Capitalized Lease Obligation” means, as to any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Capital Stock” shall mean, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means any direct or indirect Domestic Subsidiary of the Parent that owns no material assets other than Capital Stock in CFCs or CFC Holding Companies or cash, Cash Equivalents and incidental assets related thereto.

“CFPB” shall mean the Consumer Financial Protection Bureau or any successor thereto.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean (a) with respect to each Borrower, that Parent shall cease to own directly or indirectly and control 100% of the Capital Stock of such Borrower entitled to vote for members of the board of directors or equivalent governing body of such Borrower on a fully-diluted basis except to the extent permitted by Section 6.4 or Section 6.5 hereof, (b) with respect to the Parent, an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of the Parent or its Restricted Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of ~~50~~50.0% or more of the Capital Stock of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis or (c) a “Change of Control” as defined in the Senior Notes Indenture.

“Closing Date” shall have the meaning set forth in Section 4.1.

“Closing Date Letter of Credit” means that certain letter of credit issued by LC Issuer on or about the Closing Date on behalf of Enova International, Inc. for the benefit of Wells Fargo Bank, N.A., as Master Servicer for U.S. Bank National Association as Trustee, in the original face amount of $500,000, as renewed, extended, supplemented, replaced or amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Documents” means the Security Agreement, the Master Reaffirmation, and all other security agreements, pledge agreements, assignments, control agreements, and other documents, each of which creates or purports to create a Lien in favor of the Administrative Agent to secure the Obligations.

“Collateral Performance Indicator” means, as of any date of determination, calculated as set forth on the CPI Statement on a trailing twelve-month basis, a percentage that is the result of dividing the dollar amount of:

(a)` bad debt write-downs, charge-offs, discounts, credits, deductions, or other dilutive items as determined by Administrative Agent with respect to Borrowers’ Eligible Accounts (referred to as C/Os on the CPI Statement) minus recoveries (referred to as Recoveries on the CPI Statement), by

(b)` the sum of, with respect to Eligible Accounts:

(i) newly underwritten loans underwritten or held by Borrowers (referred to as Cons Written on the CPI Statement), plus

(ii) renewals and refinances (referred to as Adjusted Sales on the CPI Statement), plus

(iii) loan origination costs (referred to as Origin Costs on the CPI Statement), plus

(iv) interest (referred to as Fin Chgs Act Lns on the CPI Statement);

provided, however, that notwithstanding anything to the contrary herein, (i) the amount of any such dilutive items shall have a reasonable relationship to the event, condition or other matters that are the basis for such change, (ii) the implementation of any dilutive item resulting in an overadvance shall not be deemed to cause a Default or an Event of Default until three (3) Business Days thereafter, and (iii) the Lenders and the Administrative Agent agree that to the extent that the Borrowing Base, on any date of determination, exceeds the Maximum Revolver Amount, the Collateral Performance Indicator will not apply to the Maximum Revolver Amount and shall only be applied against the Borrowing Base, as opposed to the Maximum Revolver Amount.

“Commitment” shall mean the Revolving Commitments and the Swingline Commitment, individually or collectively, as appropriate.

“Commitment Fee” shall have the meaning set forth in Section 2.4(a).

“Commitment Fee Percentage” shall mean (a) 0.50% if the average daily unused portion of the Revolving Commitments of non-Defaulting Lenders during such period is greater than ~~50~~50.0% of the Maximum Revolver Amount, (b) 0.30% if the average daily unused portion of the Revolving Commitments of non-Defaulting Lenders during such period is greater than ~~30~~30.0% of the Maximum Revolver Amount but less than or equal to ~~50~~50.0% of the Maximum Revolver Amount, and (c) 0.15% if the average daily unused portion of the Revolving Commitments of non-Defaulting Lenders during such period is less than or equal to ~~30~~30.0% of the Maximum Revolver Amount.

“Commitment Period” shall mean the period from and including the Closing Date to but excluding the Maturity Date.

“Committed Funded Exposure” shall mean, as to any Lender at any time (and without duplication), the aggregate principal amount at such time of its outstanding Loans and Participation Interests at such time.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Parent within the meaning of Section 4001(b)(1) of ERISA or is part of a group which includes the Parent and which is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 430 of the Code to the extent required by such Section, Section 414(m) or 414(o) of the Code.

Capital Stock of the same class or options or warrants to purchase such Capital Stock.

“Dollars” and “$” shall mean dollars in lawful currency of the U.S.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the U.S. or any state or commonwealth thereof or under the laws of the District of Columbia.

“Early Termination Fee” is defined in Section 2.5(a)(ii).

“EBITDA” shall mean, with respect to any period, (a) Net Income for such period, plus (b) without duplication and to the extent deducted in determining Net Income for such period in accordance with GAAP, (i) Interest Expense for such period, (ii) federal, state, local and foreign income and franchise taxes of the Parent and its Consolidated Subsidiaries for such period, (iii) depreciation and amortization expenses of the Parent and its Consolidated Subsidiaries for such period and other non-cash charges of the Parent and its Consolidated Subsidiaries, (iv) extraordinary, unusual or non-recurring charges, expenses or losses, and related tax effects, (v) non-cash charges, expenses or losses, including, without limitation, any non-cash asset retirement costs, non-cash compensation charges including stock option and other equity-based compensation expenses, non-cash translation (gain) loss and non-cash expense relating to the vesting of warrants for such period, (vi) restructuring costs, integration costs, costs of strategic initiatives, business optimization expenses or costs, retention, recruiting, relocation and signing and stay bonuses and expenses, facility opening, pre-opening and closing and consolidation costs, contract termination costs, stock option and other equity-based compensation expenses, severance costs, transaction fees and expenses and management, monitoring, consulting and advisory fees, indemnities and expenses, including, without limitation, any one time expense relating to enhanced accounting function or other transaction costs for such period, (vii) such other adjustments (x) evidenced by or contained in a due diligence quality of earnings report made available to the Administrative Agent prepared by (I) a nationally recognized accounting firm or (II) any other accounting firm that shall be reasonably acceptable to the Administrative Agent, or (y) consistent with Regulation S-X, (viii) other accruals, payments and expenses (including rationalization, legal, tax, structuring and other costs and expenses) related to the Transactions, acquisitions, investments, dividends, restricted payments, dispositions, refinancings or issuances of debt or equity permitted under the Credit Documents or related to any amendment, modification or waiver in respect of the documentation (including the Credit Documents and the Senior Notes Documents) governing the transactions described in this clause (viii) for such period, (ix) charges, losses or expenses to the extent paid for, reimbursed, indemnified or insured by a third party (solely to the extent actually paid or reimbursed within 365 days after the end of such period) for such period, (x) minority interest expense for such period, (xi) the amount of costs incurred related to implementation of operational and reporting systems and technology initiatives for such period, (xii) letter of credit fees, (xiii) net increases (decreases) in deferred revenue liabilities (including the current portion thereof), (xiv) charges relating to earn-out obligations incurred in connection with any Permitted Acquisition to the extent permitted to be incurred under this Agreement and which earn-out obligation is required by the application of Financial Accounting Standard No. 141 (as the same may be revised by the Financial Accounting Standards Board) to be, and are, expensed by the Parent and its Consolidated Subsidiaries, (xv) losses arising from fluctuations in foreign currency exchange rates for such period, (xvi) any non-cash increase in expenses (x) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments, or any other acquisition for such period or (y) due to purchase accounting for such period, (xvii) ordinary course board of director fees and expenses not to exceed $600,000 in any fiscal year, and (xviii) losses from the sale, exchange, transfer or other disposition of Property not in the ordinary course of business of Parent and any of its Consolidated Subsidiaries and related tax effects from such losses as determined in accordance with GAAP; provided, however, that amounts paid in cash and added back pursuant to clauses (iv), (vi), (vii), (viii), (ix), and (xi) hereof shall in the aggregate not exceed ~~10~~10.0% of EBITDA (for the Parent and its Consolidated

other Person (other than a Credit Party, the Administrative Agent and the Lenders) owns or claims any legal or beneficial interest therein, including any participation interest or owns any assignment thereof and in the case of any Bank Partner Receivable, a Bank Program Participation Interest with respect to such Bank Partner Receivable shall be 100% owned by Borrower and no other Person (other than a Credit Party, the Administrative Agent and the Lenders) owns or claims any legal or beneficial interest therein, including any participation interest or owns any assignment thereof;

(p)
other than with respect to any Bank Partner Receivables, if such Receivable is acquired by an acquisition, purchase, or similar transaction or agreement, the aggregate number of all such Receivables so acquired shall not exceed 12.50% of all Eligible Accounts, and each such Receivable must not be materially different than the pool of Receivables underwritten by the Administrative Agent (and the Administrative Agent reserves its right to reduce the advance rate with respect to such pool of Receivables);
(q)
such Receivable or Bank Partner Receivable, as applicable, shall not have an original term to maturity of greater than 61 months;
(r)
neither the account debtor in respect of any Receivable or Bank Partner Receivables, as applicable, nor any guarantor thereof is a Sanctioned Person or located, organized or resident in any Sanctioned Entity;
(s)
such Receivable or Bank Partner Receivable, as applicable, has not entered “non-accrual” status;
(t)
such Receivable or Bank Partner Receivable, as applicable, is not owed by any Governmental Authority, whether foreign or domestic;
(u)
such Receivable or Bank Partner Receivable, as applicable, is denominated in Dollars;
(v)
the account debtor with respect to such Receivable or Bank Partner Receivable, as applicable, is not a “foreign person” within the meaning of Section 1445 and 7701 of the Code or the rules and regulations promulgated thereunder; provided, that, for the avoidance of doubt it is agreed and understood that United States military employees and personnel living, working or deployed abroad shall not be excluded by application of this clause (v) except to the extent the aggregate amount of Receivables and Bank Partner Receivable pursuant to this proviso to clause (v) exceeds ~~2~~2.0% of all Eligible Accounts, in which case all such Receivables or Bank Partner Receivable over ~~2~~2.0% shall be excluded;
(w)
such Receivable or Bank Partner Receivable, as applicable, is subject to a duly perfected first-priority (subject to Permitted Liens) security interest in the Administrative Agent’s favor and is not subject to a priority Lien (other than Permitted Liens) in favor of any Person other than the Administrative Agent;
(x)
no portion of the Receivable or Bank Partner Receivable, as applicable, has been restructured, extended, amended or modified other than in the ordinary course of the Borrowers’ business for bona fide business reasons or in a manner which is not adverse to the interests of the Lenders;
(y)
such Receivable or Bank Partner Receivable, as applicable, has not been sold to or otherwise disposed with respect to a Permitted Receivables Financing; and

“Extension Date” shall have the meaning set forth in Section 2.21.

“Extension of Credit” shall mean the making or extension of a Loan, any conversion of a Loan from one type to another type, any extension of any Loan or the issuance, extension or renewal of, or participation in, a Swingline Loan or the issuance, amendment, extension or renewal of any Letter of Credit.

“Extended Revolving Commitments” shall have the meaning set forth in Section 2.21.

“Extended Revolving Loans” shall have the meaning set forth in Section 2.21.

“Extension Series” means all Extended Revolving Commitments that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that Extended Revolving Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any regulations with respect thereto or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of ~~1~~1.0%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that in no event shall the Federal Funds Rate be less than 0.00%.

“Fee Letter” shall mean that certain fee letter dated as of ~~the Closing~~October 19, 2023 and that certain fee letter dated as of the Third Amendment Effective Date between the Borrower Representative and the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Financial Covenants” shall have the meaning set forth in Section 7.3.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) the sum of (i) Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements have been made available (or were required to be made available) pursuant to this Agreement minus (ii) cash payments of income taxes (excluding income tax refunds) for such period (excluding taxes relating to income excluded from the calculation of EBITDA and taxes for which the Parent or any of its Consolidated Subsidiaries are entitled to indemnification or received a purchase price reduction in connection with an Acquisition) minus (iii) capital expenditures made in cash during such period (to the extent such capital expenditures (A) are not financed with (x) proceeds of Indebtedness (other than Revolving Loans) or an issuance of Capital Stock or (y) cash proceeds from Dispositions that are reinvested as permitted hereunder) or (B) are not made to fund the purchase price for assets acquired in Acquisitions (including Permitted Acquisitions) to (b) the sum of (i) cash Interest Expense payable during such period for such period (excluding any interest payments in connection with any Permitted Receivables Financing or any other securitization or receivables facilities, plus (ii) all scheduled amortization payments (as any such schedule may be reduced by the application of prepayments)

“Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose contribution to Adjusted EBITDA individually is less than 5.0% of Adjusted EBITDA and whose contribution to Adjusted EBITDA in the aggregate with the contribution to Adjusted EBITDA of all other Restricted Subsidiaries constituting Immaterial Subsidiaries, in each case, as measured as of the last day of the fiscal quarter of Parent most recently ended for which financial statements have been delivered, equals or is less than ~~10~~10.0% of Adjusted EBITDA.

“Impacted Lender” shall mean, subject to Section 2.20(b), any Lender that, as determined by the Administrative Agent (with notice to the Borrowers of such determination), has, or has a direct or indirect parent company that has, (a) become the subject of a proceeding under any Debtor Relief Law, or (b) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be an Impacted Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Incremental Increase Amount” shall have the meaning set forth in Section 2.19(a).

“Incremental Revolving Loans” shall have the meaning set forth in Section 2.19(a).

“Indebtedness” shall mean, as to any Person at a particular time, all of the following:

(a)
all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)
any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments;
(c)
net obligations under any Hedging Agreement in an amount equal to the unpaid Termination Value thereof assuming the Hedging Agreement was terminated on the applicable date of measurement;
(d)
whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of Property or services, and Indebtedness (excluding prepaid interest thereon) secured by a Lien on Property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse;
(e)
accrued obligations in respect of earnout or similar payments that are immediately payable in cash or which could be immediately payable in cash at the seller’s or obligee’s option;
(f)
Capital Lease and Synthetic Lease Obligations;

financing statement).

“Limited Condition Acquisition” means any Permitted Acquisition that a Credit Party or one or more of the Restricted Subsidiaries has contractually committed to consummate, the terms of which do not condition such Credit Party’s or such Restricted Subsidiary’s, as applicable, obligation to close such Permitted Acquisition on the availability of, or on obtaining, third-party financing.

“Limited Condition Transaction” means any Limited Condition Acquisition or other Specified Transaction that a Credit Party or one or more of the Restricted Subsidiaries has contractually committed to consummate, the terms of which do not condition such Credit Party’s or such Restricted Subsidiary’s, as applicable, obligation to close such transaction on the availability of, or on obtaining, third-party financing.

“Liquidity” means, at any time, the sum of (i) Availability plus (ii) Unrestricted Cash (subject to a Controlled Account Agreement in form and substance reasonably satisfactory to the Administrative Agent to the extent such cash is required to be in a Controlled Account Agreement pursuant to the Security Agreement) and Cash Equivalents, in each case, at such time.

“Loan” shall mean a Revolving Loan and/or a Swingline Loan, as appropriate, whether outstanding as a Base Rate Loan or SOFR Loan or otherwise, each of which is a “type” of Loan hereunder.

“Mandatory Swingline Borrowing” shall have the meaning set forth in Section 2.2(b)(ii).

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Master Reaffirmation” means the master reaffirmation of collateral documents, dated as of the date hereof, by the Borrowers, the Guarantors party thereto and the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, liabilities, financial condition, operations or results of operations, in each case, of the Credit Parties and their Restricted Subsidiaries, taken as a whole, (ii) (A) the remedies (taken as a whole) of the Administrative Agent under the Credit Documents, or (B) the enforceability or priority of the Administrative Agent’s Liens with respect to all or a material portion of the Collateral, or (iii) the ability of the Credit Parties (taken as a whole) to perform their payment obligations under the Credit Documents.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any extraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, perchlorate, polychlorinated biphenyls and urea-formaldehyde insulation.

“Material Intellectual Property” means any intellectual property owned by the Credit Parties that is material to the business of the Credit Parties, taken as a whole.

“Maturity Date” shall mean ~~June~~August ~~30~~28, ~~2026~~2029.

“Maximum Revolver Amount” means, as of ~~September 11, 2024, $665,000~~the Third Amendment Effective Date, $825,000,000, as such aggregate maximum amount may be increased from time to time as provided in Section 2.19 or reduced from time to time as provided in Section 2.5.

“Minimum Collateral Amount” shall mean, at any time, with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate LC Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the LC Exposure of the LC Issuer with respect to Letters of Credit issued and outstanding at such time.

“More Restrictive Covenant” shall mean, with respect to any Additional Notes or Subordinated Debt, any covenant or similar restriction or events of default applicable to the Credit Parties or any Restricted Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant), the subject matter of which is similar to the covenants or events of default set forth in Article V or Article VI or Article VII, respectively of this Agreement or related to definitions in Article I of this Agreement, but which contains one or more percentages, ratios, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained than to the Lenders hereunder; provided, that, if the Credit Documents are amended in accordance with Section 9.1 to add such covenant, similar restriction or event of default for the benefit of the Lenders, then such covenant, similar restriction or event of default shall no longer constitute a More Restrictive Covenant.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negative Pledge” shall mean any agreement, contract or other arrangement whereby any Borrower or any of its Restricted Subsidiaries is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets.

“Net Income” shall mean, with respect to any period, the net income or loss of the Parent and its Consolidated Subsidiaries for such period, determined in accordance with GAAP; provided that there shall be excluded from such calculation the income or loss of any Person (other than a Consolidated Subsidiary) of which the Parent or any Subsidiary owns Capital Stock, except to the extent of the amount of dividends or other distributions actually paid to the Parent or any of the Consolidated Subsidiaries during such period.

“Net Income Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) any Taxes imposed on or measured by such recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such recipient’s being organized in, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” or “Notes” shall mean the Revolving Loan Notes and/or the Swingline Loan Note, collectively, separately or individually, as appropriate, as any such Note may be, increased, ~~r”estated~~restated, supplemented or modified from time to time and shall include all notes issued in exchange or substitution for each such Note.

“Notice of Borrowing” shall mean a request for a Borrowing of Revolving Loan pursuant to Section 2.1(b)(i) or a request for a Borrowing of Swingline Loan pursuant to Section 2.2(b)(i), as appropriate. A form of Notice of Borrowing is attached as Exhibit 1.1(e)(i).

“Notice of Continuation/Conversion” shall mean a request for the conversion of a Base Rate Loan periods or extensions.

“Required Lenders” shall mean, as of any date of determination, Lenders holding at least a majority of (a) the outstanding Revolving Commitments or (b) if the Revolving Commitments have been terminated, the outstanding Loans and Participation Interests; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments; provided, further, so long as there are three (3) non-Affiliated Lenders or more, that Required Lenders must include at least two (2) Lenders.

“Reserves” shall mean, the establishment or increase or decrease of any reserve against the Borrowing Base and the Maximum Revolver Amount, shall be limited to such reserves against the Borrowing Base and the Maximum Revolver Amount as the Administrative Agent from time to time determines in its Permitted Discretion (including but not limited to a minimum rent reserve equal to 3 month’s rent in the event a landlord waiver is not obtained over any chief executive office of Parent where tangible books and records pertaining to the Collateral are held); provided, however, that notwithstanding anything to the contrary herein (i) the amount of any such reserve or change shall have a reasonable relationship to the event, condition or other matters that are the basis for such reserve or such change, (ii) no reserve or change shall be duplicative of any reserve or change already accounted for through eligibility criteria, (iii) the implementation of any reserve resulting in an overadvance that, if left unremedied, shall not be deemed to cause a default or an Event of Default until three (3) Business Days thereafter, and (iv) the Lenders and the Administrative Agent agree that to the extent that the Borrowing Base, on any date of determination exceeds the Maximum Revolver Amount, the Reserves will not apply to the Maximum Revolver Amount and shall only be applied against the Borrowing Base, as opposed to the Maximum Revolver Amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, for any Credit Party, the chief executive officer, the president, the chief financial officer, the senior vice president of finance or the vice president/treasurer of such Credit Party and any additional responsible officer that is designated as such to the Administrative Agent.

“Restricted Payment” shall mean, collectively, (a) Dividends, and (b) any payment or prepayment of principal, interest, premium or penalty on any Subordinated Debt, Senior Notes or Additional Notes or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt, Senior Notes or Additional Notes (including, without limitation, the setting aside of assets or the deposit of funds therefor).

“Restricted Subsidiary” means any Subsidiary of the Parent that is not an Unrestricted Subsidiary.

“Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal Dollar amount at any time outstanding up to an amount equal to such Revolving Lender’s Revolving Commitment Percentage of its Revolving Commitment identified as its Revolving Commitment on Schedule 2.1(a) (which may be increased from time to time pursuant to Section 2.19). As of ~~September 11, 2024~~the Third Amendment Effective Date, the Revolving Commitment is $~~665,000,000~~825,000,000.

“Revolving Commitment Percentage” shall mean, for each Revolving Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a) or in the Register, as such percentage may be modified in connection with any assignment made in accordance with the provisions of

Section 9.6(b).

“Revolving Committed Amount” means the least of: (w) the Maximum Revolver Amount, (x) the aggregate Revolving Commitments, (y) the Borrowing Base and (z) the Revolving Line Cap.

“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal Dollar amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be and (b) the LC Exposure, in each case occurring on such date.

“Revolving Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure and Swingline Loans.

“Revolving Extension Request” shall have the meaning set forth in Section 2.21(a).

“Revolving Facility” shall have the meaning set forth in Section 2.1(a).

“Revolving Facility Increase” shall have the meaning set forth in Section 2.19(a).

“Revolving Lenders” shall mean any Lender.

“Revolving Line Cap” shall mean the maximum principal amount permitted to be incurred under this Agreement pursuant to the terms of any Senior Notes Indenture~~, which in no case, shall be less than $665,000,000~~.

“Revolving Loans” is defined in Section 2.1(a), and, as so defined, includes a Base Rate Loan or a SOFR Loan, each of which is a “type” of Revolving Loan hereunder.

“Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals maintained by OFAC or an entity that is ~~50~~50.0% or more owned by any such person.

“SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.

“Securitization Subsidiary” shall mean a direct or indirect Subsidiary of the Parent:

(1)
that does not engage in, and whose charter, limited liability company agreement, operating agreement, or similar governing document prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,
(2)
no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:
(A)
is guaranteed by the Borrowers or any Restricted Subsidiary (other than a Securitization Subsidiary),

(B)
is recourse to or obligates the Borrowers or any Restricted Subsidiary (other than a Securitization Subsidiary), in any way, or
(C)
subjects any property or asset of a Borrower or any Restricted Subsidiary (other than a Securitization Subsidiary) of the Borrowers, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and
(3)
with respect to which neither the Borrowers nor any Restricted Subsidiary (other than a Securitization Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clause (2) and (3), pursuant to (x) customary representations, warranties, covenants and indemnities concerning the Permitted Securitization Assets entered into in connection with a Permitted Receivables Financing, including guarantees and indemnities by a Borrower or any Restricted Subsidiary related to the breach or performance of representations, warranties, covenants and indemnities by a Securitization Subsidiary and (y) services performed or to be performed by a Borrower or any Restricted Subsidiary with respect to such Permitted Receivables Financing (the foregoing clauses (x) and (y), the “Standard Securitization Undertakings”).

“Security Agreement” means the security agreement, dated as of the date hereof, by the Borrowers, the Guarantors party thereto and the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Security Agreement Supplement” shall have the meaning set forth in the Security Agreement.

“Senior Notes” shall mean the senior notes issued pursuant to each Senior Notes Indenture.

“Senior Notes Documents” shall mean, collectively, each Senior Notes Indenture, any offering memorandum executed in connection therewith, and all other agreements, instruments and other documents setting forth the terms of the Senior Notes.

“Senior Notes Indenture” shall mean each of (a) that certain Indenture for ~~8.500~~11.250% Senior Notes due ~~2024~~2028, dated as of ~~September~~December ~~1~~6, ~~2017~~2023 (as amended, restated, supplemented or as otherwise modified from time to time) by and among Parent, certain of Parent’s subsidiaries as guarantors from time to time and Computershare Trust Company, N.A., ~~a national banking association duly organized under the laws of the United States and Computershare Trust Company of Canada~~as trustee and (b) that certain Indenture for ~~8.500~~9.125% Senior Notes due ~~2025~~2029, dated as of ~~September~~August ~~19~~12, ~~2018~~2024 (as amended, restated, supplemented or as otherwise modified from time to time), by and among Parent, certain of Parent’s subsidiaries as guarantors from time to time and Computershare Trust Company, N.A., as trustee.

“Single Employer Plan” shall mean any Plan that is not a Multiemployer Plan.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York) or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan bearing interest based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”

“Solvent” shall mean, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value on a going concern basis) is, on the date of company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Sustainability Coordinator” means Bank of Montreal, in its capacity as Sustainability Coordinator hereunder or any successor thereto appointed with the consent of the Borrower Representative.

“Swap Obligations” shall mean, with respect to any Guarantor, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.2(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“Swingline Committed Amount” shall mean $10,000,000.

“Swingline Exposure” shall mean, with respect to any Revolving Lender, an amount equal to the Applicable Percentage of such Revolving Lender multiplied by the principal amount of outstanding Swingline Loans.

“Swingline Lender” shall mean Bank of Montreal and any successor swingline lender.

“Swingline Lender’s Quoted Rate” is defined in Section 2.2(d).

“Swingline Loan” shall have the meaning set forth in Section 2.2(a).

“Swingline Loan Note” shall mean the promissory note, if any, of the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.2(~~d~~e), as such promissory note may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of Property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means~~,~~

(a) for ~~the applicable tenor~~any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to ~~(a) in~~

 ~~the case of SOFR Loans,~~ the first day of such ~~applicable~~ Interest Period, ~~or~~ as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day,

(b) for any calculation with respect to a Base Rate~~,~~ Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day ~~of determination of~~, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, ~~in each case~~ as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; ~~provided that~~ and

(c) if Term SOFR ~~as~~ determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the per annum forward-looking term rate based on SOFR.

“Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s).

“Third Amendment” means that certain Third Amendment to Amended and Restated Credit Agreement and Joinder, dated as of August 28, 2025, by and among the Credit Parties, the Lenders and the Administrative Agent.

“Third Amendment Effective Date” means the date upon which the Third Amendment becomes effective pursuant to its terms.

“Transactions” shall mean (i) the closing of this Agreement and the other Credit Documents and the other transactions contemplated hereby and pursuant to the other Credit Documents, (ii) the initial borrowings under the Credit Documents, and (iii) the payment of fees, costs and expenses in connection with all of the foregoing).

“UCC” shall mean the Uniform Commercial Code from time to time in effect in any applicable counsel or experts.

(g)
Disbursement Procedures. The LC Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The LC Issuer shall promptly give written notice to the Administrative Agent and the Borrowers of such demand for payment and whether the LC Issuer has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its Reimbursement Obligation to the LC Issuer and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.3(e)(i).
(h)
Interim Interest. If the LC Issuer shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date specified in Section 2.3(e), the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the Default Rate. Interest accrued pursuant to this Section 2.3(h) shall be for the account of the LC Issuer, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.3(e) to reimburse the LC Issuer shall be for the account of such Lender to the extent of such payment.
(i)
Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than ~~50~~50.0% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this Section 2.3(i), the Borrowers shall deposit in the LC Account, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest and fees thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of a Bankruptcy Event. Funds in the LC Account shall be applied by the Administrative Agent to reimburse the LC Issuer for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Borrowers within five Business Days after all Events of Default have been cured or waived.
(j)
Additional LC Issuers. The Borrower Representative may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an LC Issuer under the terms of this Agreement, with the consent of each of the Administrative Agent (which consent shall not be unreasonably withheld), the LC Issuer (which consent shall not be unreasonably withheld) and such Revolving Lender(s). Any Revolving Lender designated as an LC Issuer pursuant to this Section 2.3(j) shall be deemed (in addition to being a Revolving Lender) to be the LC Issuer with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Credit Documents to the term “LC Issuer” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as LC Issuer, as the context shall require.
(k)
Reporting. Each LC Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each calendar month, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding calendar month (and on such other dates as the Administrative Agent may request), (ii) on or prior to each Business Day on which such LC Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such LC Issuer shall the date on which there ceases to be any LC Exposure, as well as such LC Issuer’s customary fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued Standby Letter of Credit Fees shall be payable in arrears on the last Business Day of each fiscal quarter, commencing on the first such date to occur after the Closing Date, and on the date on which the Revolving Commitments terminate. Accrued Fronting Fees shall be payable in arrears on the last Business Day of each month, commencing on the first such date to occur after the Closing Date, and on the date on which the Revolving Commitments terminate. Any Fronting Fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any LC Issuer pursuant to this Section 2.4(c) shall be payable within five Business Days after demand therefor. All Fronting Fees and Standby Letter of Credit Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.5. Commitment Terminations or Reductions.

(a) Voluntary Terminations or Reductions. (i) The Borrowers shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than three (3) Business Days’ prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the aggregate Revolving Credit Outstandings shall exceed the aggregate Revolving Committed Amount, as reduced; provided, further, that, any notice of termination or reduction may state that such notice is conditioned upon the consummation of a refinancing whereby all of the Obligations shall be paid in full or other transaction, in which case such notice may be revoked by the Borrower Representative (by written notice to Administrative Agent on or prior to the date of termination or reduction stated in the termination or reduction notice) if such condition is not satisfied.

(ii) Early Termination Fee: If the Borrowers shall voluntarily repay in full and terminate the Revolving Facility and all Revolving Commitments, it shall pay an early termination fee (the “Early Termination Fee”) equal to (x) (a) if such voluntary repayment and termination occurs after the Closing Date but on or prior to the first anniversary of the Closing Date, ~~2~~2.0% of the Maximum Revolver Amount, (b) if such voluntary repayment and termination occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, ~~1~~1.0% of the Maximum Revolver Amount and (c) if such voluntary repayment and termination occurs after the second anniversary of the Closing Date, ~~0~~0.0% of the Maximum Revolver Amount. Notwithstanding anything herein to the contrary, if the Parent or any of its Affiliates elects to increase the Revolving Commitments pursuant to Section 2.19 (and all conditions thereof would have been satisfied) and the Lenders elect not to participate in such Revolving Facility Increase, the Parent may then elect to repay in full and terminate the Revolving Facility and all Revolving Commitments, and provided that the new loan facility replacing the Revolving Facility has a commitment of at least 110% of the Maximum Revolver Amount and is on the same or better terms than the Revolving Facility (as reasonably determined by the Administrative Agent), then and only in such event, the Borrowers shall pay ~~50~~50.0% of the then applicable Early Termination Fee (if any). For the avoidance of doubt, it is understood and agreed that Loans which are prepaid without a permanent reduction in the Revolving Commitment shall not be subject to any prepayment premium (including the Early Termination Fee).

(b) Letter of Credit Sublimit. If the Revolving Committed Amount is reduced below the then any Interest Period for any SOFR Loan:

(a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or continue SOFR Loans shall be suspended (to the extent of the affected SOFR Loans and, in the case of a SOFR Loan, the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans and, in the case of a SOFR Loans, the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately or, in the case of a SOFR Loans, at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay any additional amounts required pursuant to Section 2.9

Section 2.17. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to SOFR Loans shall be made as if each Lender had actually funded and maintained each SOFR Loan through the purchase of deposits in the interbank SOFR market having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to Term SOFR for such Interest Period.

Section 2.18. Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to ~~Sections 2.12 or~~Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 2.13 or ~~Sections 2.12 or~~Section 2.15, as the case may be, in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (A) any Lender requests compensation under Section 2.13 or 2.15, (B) the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 or 2.15 (and, in the case of clauses (A) and (B), the Lender has declined or is unable to designate a different lending office in accordance with Section 2.18(a)), (C) any Lender becomes a Defaulting Lender or (D) any Lender fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Credit Document that requires the unanimous approval of all of the

Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of Section 9.1, so long as the consent of the Required Lenders or such other required class of Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or Section ~~2.12 or~~ 2.15) and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)
the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.6;
(ii)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iii)
in the case of any such assignment resulting from a claim for compensation under Section ~~2.12 or~~ 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)
such assignment does not conflict with applicable law; and
(v)
if any Lender fails to execute such assignment in accordance with the terms hereof within 5 days of request therefor by any Borrower, such Lender shall be deemed to have executed such assignment and assigned its Loans and Revolving Commitments hereunder to the applicable Eligible Assignee and such assignment shall be recorded in the Register and any Notes held by such Lender shall be deemed to be canceled upon the effectiveness of such assignment and payment in full at par all Revolving Loans owed to such assigning Lender, together with accrued and unpaid interest and fees and Cash Collateralizing such Lender’s pro rata share of all outstanding LC Obligations at such time.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.19. Revolving Facility Increases.

(a) General Terms. Subject to the terms and conditions set forth herein, the Borrowers may request, at any time after the ~~Closing~~Third Amendment Effective Date and from time to time until the Maturity Date, to increase the Revolving Committed Amount (each such increase, a “Revolving Facility Increase” and the loans permitted to be drawn under such Revolving Facility Increase, “Incremental Revolving Loans”) by an aggregate principal amount not to exceed $200,000,000 (the “Incremental Increase Amount”) which shall be subject to the approval of each Lender in its sole discretion.

(b) Terms and Conditions. The following terms and conditions shall apply to any Revolving Facility Increase: (A) no Default or Event of Default shall exist immediately prior to or after giving effect to such Revolving Facility Increase; provided that, in connection with a Limited Condition Acquisition, at the election of any Borrower, this condition shall be limited to (x) at the time of the execution and delivery of the definitive acquisition agreements related to such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing or result therefrom, and (y) upon the effectiveness of the Revolving Facility Increase and making of any Incremental Revolving Loans on the applicable closing date of such Limited Condition Acquisition, no Payment Event of Default or Bankruptcy Event shall have occurred and be continuing or shall occur as a result thereof, (B) any loans made pursuant to a Revolving Facility Increase shall constitute Obligations and will be guaranteed with the other Obligations on a pari passu basis, (C) any Lenders providing such Revolving Facility Increase shall be entitled to the same voting rights as the existing Lenders and shall be entitled to receive proceeds of prepayments on the same terms as the existing Revolving Lenders, (D) any such Revolving Facility Increase shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Incremental Increase Amount, if less), (E) the proceeds of any such Revolving Facility Increase will be used for the purposes set forth in Section 5.12 and the terms of any Revolving Facility Increase will be the same as the terms applicable to the Revolving Facility, (F) the Borrowers shall execute a Note in favor of any new Lender or any existing Lender whose Revolving Commitment is increased pursuant to this Section, in each case, if requested by such Lender, (G) in connection with any incurrence of Incremental Revolving Loans, or establishment of a Revolving Facility Increase, to the extent requested by the Persons holding the applicable Incremental Revolving Loans, the representations and warranties in Article III of this Agreement shall be true and correct in all material respects (without replication of any materiality qualifier) on and as of the date of the incurrence of such Incremental Revolving Loans (although any representations or warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects (without replication of any materiality qualifier) as of the respective date or for the respective period (provided that in the case of any Incremental Revolving Loans incurred to finance a Limited Condition Acquisition, this condition may be satisfied so long as the Specified Representations and Specified Acquisition Agreement Representations are true and correct in all material respects on the closing date thereof), (H) the other terms and documentation in respect of any Revolving Facility Increase, to the extent not consistent with the Revolving Loans, will be reasonably satisfactory to the Administrative Agent and the Borrowers, (I) the Administrative Agent shall have received (1) upon request of the Administrative Agent, an opinion or opinions (including, if reasonably requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and substantially similar to the opinion delivered to the Administrative Agent on the Closing Date, (2) any authorizing corporate documents as the Administrative Agent may reasonably request and (3) if applicable, a duly executed Notice of Borrowing, (J) the maturity date of any Revolving Facility Increase shall be no earlier than the Maturity Date, and shall bear interest at the rate applicable to the Revolving Loans, and (K) the Administrative Agent shall have received from the Borrowers updated financial projections and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to any such Revolving Facility Increase and any borrowings thereunder on the closing date for such Revolving Facility Increase on a Pro Forma Basis, the Credit Parties will be in compliance with the Financial Covenants; provided that, in connection with a Limited Condition Acquisition, at the election of any Borrower, this condition shall solely be tested at the time of the execution and delivery of the definitive acquisition agreements related to such Permitted Acquisition. None of the Swingline Committed Amount or the Letter of Credit Sublimit shall be increased in connection with any Revolving Facility Increase.

(c) Reallocation of Revolving Loans. In connection with the closing of any Revolving Facility Increase, the outstanding Revolving Loans and Participation Interests shall be reallocated by causing such fundings and repayments among the Lenders of Revolving Loans as necessary such that, after giving effect to such Revolving Facility Increase, each Lender will hold Revolving Loans and Participation Interests based on its Revolving Commitment Percentage (after giving effect to such Revolving Facility Increase).

(c) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Revolving Commitment is converted or exchanged to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), in the case of the Existing Revolving Commitments of each Extending Lender under any Specified Existing Revolving Commitment Class, the aggregate principal amount of such Existing Revolving Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Commitments so converted or exchanged by such Lender on such date (plus any fees, expenses, costs, taxes, premiums or discounts associated therewith), and such Extended Revolving Commitments shall be established as a separate class of Revolving Commitments from the Specified Existing Revolving Commitment Class and from any other Existing Revolving Commitments (together with any other Extended Revolving Commitments so established on such date) and (B) if, on any Extension Date, any Existing Revolving Loans of any Extending Lender are outstanding under the Specified Existing Revolving Commitment Class, such Existing Revolving Loans (and any related participations) shall be deemed to be converted or exchanged to Extended Revolving Loans (and related participations) in the same proportion as, and solely to the extent of, such Extending Lender’s Specified Existing Revolving Commitment Class to Extended Revolving Commitments.

(d) In the event that the Administrative Agent determines in its sole discretion that the allocation of the Extended Revolving Commitments of a given Extension Series, in each case to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Revolving Extension Request timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Agreement, then the Administrative Agent, the Borrowers and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Credit Documents (each, a “Corrective Extension Agreement”) within 15 days following the effective date of such Extension Agreement, as the case may be, which Corrective Extension Agreement shall (i) provide for the conversion or exchange and extension of the Existing Revolving Commitments or Extended Revolving Commitments, as the case may be, in such amount as is required to cause such Lender to hold Extended Revolving Commitments (and related revolving credit exposure) of the applicable Extension Series into which such other commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Agreement, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrowers and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Agreement described in Section 2.21(b) and any repayments or prepayments required thereby, if any), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in Section 2.21(b).

~~Section 2.22. Environmental, Social and Governance Targets.~~

~~(a) ESG Amendment. After the Closing Date, the Borrower Representative, in consultation with the Sustainability Coordinator, shall be entitled to establish specified key performance indicators (“Key Performance Indicators”) with respect to certain environmental, social and governance (“ESG”) targets of the Credit Parties and their Subsidiaries. The Sustainability Coordinator and the Borrower Representative may amend this Agreement (such amendment the “ESG Amendment”) solely for the purpose of incorporating the Key Performance Indicators or ESG Ratings and other related provisions (the “ESG Pricing Provisions”) into this Agreement, and any such amendment shall become effective upon the consent of the Borrower Representative and the Sustainability Coordinator. Upon effectiveness of any such ESG Amendment, based on the Borrowers’ performance against the Key Performance Indicators, certain adjustments to the Commitment Fee and the Applicable Margin may be made; provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease of more than (a)~~

~~1.00 basis point for the Commitment Fee and/or (b) 5.00 basis points in the Applicable Margin, and further provided that in no event shall the Commitment Fee and the Applicable Margin be less than zero. If Key Performance Indicators are utilized, the pricing adjustments pursuant to the Key Performance Indicators will require, among other things, reporting and validation of the measurement of the Key Performance Indicators in a manner (x) as agreed upon by the Borrower Representative and the Sustainability Coordinator (each acting reasonably) and (y) that is aligned with the Sustainability Linked Loan Principles (as published in March 2022 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) or with precedent Sustainability Linked Loans in the financial services syndicated loan market at the time of the ESG Amendment. Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions which does not have the effect of increasing or reducing the Applicable Margin, or the Commitment Fee to a level not otherwise permitted by this paragraph shall be subject only to the consent of the Borrower Representative and the Sustainability Coordinator.~~

~~(b) Sustainability Coordinator. The Sustainability Coordinator will (i) assist the Borrower in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrower in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.~~

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the other Lenders to enter into this Agreement and the other Credit Documents, and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender, which representations and warranties shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Extension of Credit made thereafter, as though made on and as of the date of such Extension of Credit (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) (provided that in the case of any Extension of Credit incurred to finance a Limited Condition Acquisition, this condition may be satisfied so long as the Specified Representations and customary Specified Acquisition Agreement Representations are true and correct in all material respects on the closing date thereof) and such representations and warranties shall survive the execution and delivery of this Agreement and the other Credit Documents:

Section 3.1. Existence, Qualification and Power; Compliance with Laws.

Each Credit Party (a) is a corporation, limited partnership, partnership, limited liability partnership, limited liability limited partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals necessary to (i) own its assets, carry on its business and (ii) execute, deliver, and perform its obligations under the Credit Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (d) is in compliance with all Laws and the application

Section 3.6. Litigation.

Except as disclosed on Schedule 3.6, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Credit Party, threatened (in writing) or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or any of its Restricted Subsidiaries or against any of their properties or revenues which (a) purport to materially adversely affect this Agreement or any other Credit Document, or any of the transactions contemplated hereby, or (b) individually or collectively, could reasonably be expected to have a Material Adverse Effect.

Section 3.7. Ownership of Property; Liens.

(a) Each Credit Party and each Restricted Subsidiary has: (i) good, sufficient, and legal title to all real Property; (ii) valid leasehold interests in all leasehold interests in real or personal Property; and (iii) good and marketable title to all other personal Property, in each case necessary in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Set forth on Schedule 3.7(b) hereto is a complete and accurate list of all real Property owned by any Credit Party or any of its Subsidiaries as of the ~~Closing~~Third Amendment Effective Date, showing as of the date hereof the street address, jurisdiction and record owner.

(c) None of the Property of any Credit Party or any Restricted Subsidiary is subject to any Lien other than Permitted Liens. The Security Agreement is effective to create a valid and enforceable Lien on the Collateral in favor of the Administrative Agent, which Lien on the Collateral is perfected by the filings and other perfection requirements required thereby.

Section 3.8. Environmental Compliance.

The Credit Parties and their Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws to the extent they are applicable to the business and properties of the Credit Parties and their Restricted Subsidiaries and related claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.9. Taxes.

Each of the Credit Parties and its Subsidiaries has filed, or caused to be filed, all material Tax returns required to be filed and paid (a) all material amounts of Taxes shown thereon to be due (including interest and penalties) and (b) all other material amounts of Taxes, fees, assessments and other governmental charges (including mortgage recording Taxes, documentary stamp Taxes and intangibles Taxes) owing by it, except for such Taxes that are being contested in good faith and by proper proceedings, and against which reserves are being maintained in accordance with GAAP. No Credit Party and none of their Subsidiaries are aware of any Tax deficiencies or unpaid Tax assessments that, in the aggregate, are material to the Credit Parties or their Subsidiaries, taken as a whole. There are no Liens for any material Taxes on any assets of any Credit Party or any of its Restricted Subsidiaries, other than Permitted Liens.

Section 3.10. ERISA Compliance.

No Reportable Event exists with respect to any Plan except, either individually or in the aggregate with respect to all Reportable Events, as could not reasonably be expected to have a Material Adverse

Effect. To the knowledge of any Credit Party, no Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code except as could not reasonably be expected to have a Material Adverse Effect. Each Single Employer Plan has complied with the applicable provisions of ERISA and the Code except where failure to so comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded which could reasonably be expected to have a Material Adverse Effect. No Lien in favor of the PBGC or a Plan exists which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans), if any, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits so as to cause a Material Adverse Effect to exist, and no Single Employer Plan is in “at risk” status within the meaning of Code Section 430(i) so as to cause a Material Adverse Effect to exist. Neither any Credit Party nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

Section 3.11. Capitalization and Subsidiaries.

As of the ~~Closing~~Third Amendment Effective Date, the Credit Parties have no Subsidiaries other than those specifically disclosed in Schedule 1.1 and have no equity investments on the ~~Closing~~Third Amendment Effective Date in any other corporation or entity other than those disclosed in writing to the Administrative Agent and the Lenders by or on behalf of the Credit Parties or any of their Restricted Subsidiaries on or before the ~~Closing~~Third Amendment Effective Date.

Schedule 1.1 to the Credit Agreement as in effect on the ~~Closing~~Third Amendment Effective Date sets forth (a) a true and complete listing of issued and outstanding Capital Stock and each class thereof of the Credit Parties (other than Parent) and each of its Subsidiaries, of which all of such Capital Stock is validly issued, outstanding, fully paid and non-assessable, and (other than Capital Stock issued by Parent) owned beneficially and of record by the Persons identified on Schedule 1.1 and (b) the correct legal name and type of entity of Parent and each of its Subsidiaries. All of the issued and outstanding Capital Stock owned by any Credit Party have been duly authorized and issued and are fully paid and non-assessable.

Section 3.12. Margin Regulations; Investment Company Act.

(a) No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose that violates, or that would require any Lender to make any filings in accordance with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

(b) No Credit Party is required to register as an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 3.13. Disclosure.

No written statement, information, report, representation, or warranty made by any Credit Party in any Credit Document or in any documents filed with the Securities and Exchange Commission or furnished to the Administrative Agent or any Lender by or on behalf of any Credit Party in connection with any Credit Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and at the time at which they were made and taken as a whole and as supplemented from time to time, not materially misleading. The information included in the Beneficial Ownership Certification, as updated in accordance with Section 5.3(vi), is true and correct in all respects

Section 3.14. Intellectual Property; Licenses, Etc.

To the knowledge of the Credit Parties, the Credit Parties and their Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without infringement, misappropriation or other violation of the intellectual property rights of any other Person, except to the extent that such failure to own or possess the right to use, or where such infringement, misappropriation, or violation, could not reasonably be expected to have a Material Adverse Effect.

Section 3.15. Solvent.

Immediately after giving effect to each of the transactions contemplated on the ~~Closing~~Third Amendment Effective Date, each of the Borrowers and their Restricted Subsidiaries are, on a Consolidated basis, Solvent.

Section 3.16. Compliance with FCPA.

To their knowledge, each of the Credit Parties and their Subsidiaries is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto.

Section 3.17. Anti-Money Laundering Laws.

The operations of the Credit Parties and their Subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Credit Parties and their Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Credit Parties or any of their Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Borrowers, threatened (in writing).

Section 3.18. Compliance with OFAC Rules and Regulations.

(a) None of the Credit Parties or their Subsidiaries or their respective Affiliates is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(b) None of the Credit Parties or their Subsidiaries or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has its assets located in Sanctioned Entities, or (iii) derives revenues from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. No proceeds of any Loan will be used, or have been used, directly or, to the Borrowers’ knowledge, indirectly, to fund any operations in, finance any investments or activities in or business of or with, or make any

Article III
ARTICLE V
AFFIRMATIVE COVENANTS

Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter (a) for so long as this Agreement is in effect and (b) until the Obligations are paid in full in cash, such Credit Party shall, and shall cause each of their Restricted Subsidiaries, to:

Section 3.5.
Financial Statements.

Deliver to the Administrative Agent and the other Lenders, in form reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) Quarterly Financial Statements. Within 45 days after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of the Parent, (i) a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such fiscal period, and (ii) consolidated statements of income, retained earnings and cash flows of the Parent and its Consolidated Subsidiaries for that quarterly fiscal period and for that portion of the fiscal year then ended, in each case, setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent as fairly presenting the financial condition, results of operations and cash flows of the Parent and its Consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(b) Annual Financial Statements. Within 90 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the close of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Parent and its Consolidated Subsidiaries, in each case, setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing or otherwise reasonably acceptable to the Administrative Agent (the “Accounting Firm”), which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not permissible under GAAP and not reasonably acceptable to the Administrative Agent (other than (i) a “going concern” qualification resulting from the impending maturity of any Indebtedness within 12 months of the relevant audit opinion or (ii) the breach or anticipated breach of any financial covenant (including the Financial Covenants) under any Indebtedness)~~; and~~.

Section 5.2. Certificates; Other Information.

Deliver to the Administrative Agent (for distribution to the Lenders), in form reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b) hereof, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower Representative.

(b) Management Discussion and Analysis. Concurrently with the delivery of the financial statements referred to in Section 5.1(b), a copy of management’s discussion and analysis of the financial condition and results of operations of Parent and its Subsidiaries (including, for the avoidance of doubt, all Restricted Subsidiaries) for such fiscal year, as compared to the previous fiscal year, as applicable.

(c) Reports; SEC Filings; Regulatory Reports; Etc. Promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, (ii) copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (iii) all material regulatory reports specifically concerning the Parent and its Restricted Subsidiaries.

(d) Projected Financial Statements. Not later than the date of delivery of the annual financial statements required by Section 5.1(b), projected annual consolidated balance sheets, and statements of income of the (i) Parent and its Subsidiaries and (ii) Parent and its Restricted Subsidiaries, in each case for the immediately succeeding fiscal year, it being understood and agreed that (A) any financial or business projections furnished by the Borrowers are subject to significant uncertainties and contingencies, which may be beyond the control of the Borrowers, (B) no assurance is given by the Borrowers that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material.

(e) Borrowing Base Certificate. On the 15th day of each calendar month of the Parent a duly completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower Representative together with (A) (i) a summary of Eligible Accounts, by loan portfolio, as of the end of such month, including the outstanding principal balance of each of the Eligible Accounts, the outstanding interest owing on each of the Eligible Accounts, any expense owing in respect of each of the Eligible Accounts, (ii) the past due principal, interest or any other amount owing with respect to each of the Eligible Accounts, and (iii) such other information as the Administrative Agent may reasonably request from time to time in the exercise of its Permitted Discretion, and (B) solely with respect to a Borrowing Base Certificate delivered for the calendar month immediately following calendar months ending March 31, June 30, September 30, and December 31 of each year, (i) an aging and delinquency analysis for the Receivables as of such March 31, June 30, September 30 or December 31, as applicable, and (ii) a roll forward analysis as of such March 31, June 30, September 30 or December 31, as applicable. In addition, at the option of Parent, the Borrowing Base may be computed more frequently than monthly (but not more frequently than weekly).

(f) Bank Partner Program Agreements. Promptly after the occurrence thereof, the Borrower Representative shall deliver to the Administrative Agent copies of all Bank Partner Program Agreements entered into by a Bank Partner and any Credit Party, and all amendments, modifications, supplements and restatements to any Bank Partner Program Agreement to the extent any such amendment, modification, supplement or restatement is materially adverse to the Lenders.

(g) CPI Statements. Within 45 days after the end of each quarterly fiscal period of the Parent, a statement setting forth the Collateral Performance Indicator as of the end of such fiscal quarter specifying in reasonable detail as calculated on the CPI Statement, and certified by a Responsible Officer of the Parent.

(h) General Information. Promptly, such additional information regarding the business, financial or corporate affairs of the Credit Parties or any Restricted Subsidiary as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.1 and 5.2 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed in Section 9.2; or (ii) on which such documents are posted on the Parent’s behalf on http://www.sec.gov; provided that the Parent shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Parent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Notwithstanding anything contained herein, in every instance the Parent shall be required to provide either paper or electronic copies (at the Parent’s property insurance policies covering the Collateral are to list the Administrative Agent as an additional insured (or equivalent term) for the benefit of the Lenders and all general liability insurance policies are to list the Administrative Agent as lender loss payee (or equivalent term) for the benefit of the Lenders, in each case, with standard endorsements which shall provide for not less than 30 days (or 10 days in the case of non-payment) prior written notice to the Administrative Agent of the exercise of any right of cancellation.

Section 5.8. Compliance with Laws.

Comply with all Laws and in all respects with the Investment Company Act of 1940, as amended, if required to be registered as an “investment company”, or as a company “controlled” by an “investment company”, each within the meaning of the Investment Company Act of 1940, as amended, with the requirements of all Laws applicable to it or to its business or Property except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; and (ii) the failure to comply therewith could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.9. Books and Records.

Maintain books, records and accounts with respect to (i) Parent and its Subsidiaries and (ii) Parent and its Restricted Subsidiaries, which, in each case, are in reasonable detail as Administrative Agent may reasonably require, accurately and fairly reflect their transactions and dispositions of their assets, and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in accordance with GAAP, and (ii) to maintain accountability for assets.

Section 5.10. Inspection Rights.

(a) Subject to Section 9.14 hereof, permit representatives and independent contractors of the Administrative Agent (along with representatives of any Lender that wish to attend simultaneously) to visit and inspect any of its Properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants (at which an authorized legal representative of the Borrowers shall be entitled to be present), all at the expense of the Lenders (except as set forth herein) during normal business hours upon reasonable advance notice to the Borrowers; provided that, so long as no Event of Default exists, the foregoing shall be restricted to two such visits or inspections per consecutive twelve months period, which two instances shall be at the Borrowers’ sole expense, in each case upon request of the Required Lenders or the Administrative Agent and reasonable advance notice to the Borrowers; provided, however, for so long as an Event of Default continues, the Administrative Agent (along with representatives of any Lender that wish to attend simultaneously) may do any of the foregoing at the sole expense of the Borrowers; provided, further, that, notwithstanding the foregoing, the Administrative Agent and the Lenders shall be limited to (x) one field examination (which shall include any appraisals or valuations) of, and at the expense of, the Parent and its Restricted Subsidiaries per consecutive twelve months period to the extent Availability is ten percent (~~10~~10.0%) of the Maximum Revolver Amount or greater and (y) two field examinations (which shall include any appraisals or valuations) of, and at the expense of, the Parent and its Restricted Subsidiaries per consecutive twelve months period to the extent Availability is less than or equal to ten percent (~~10~~10.0%) of the Maximum Revolver Amount.

Section 5.11. Compliance with ERISA.

The Borrowers shall do, and cause each of its ERISA Affiliates to do, each of the following: (a)

maintain each Single Employer Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law and maintain each Foreign Plan in compliance in all material respects with all applicable laws; (b) preclude each Single Employer Plan which is qualified under Section 401(a) of the Code from being determined to be disqualified in any final assessment by the IRS; (c) make all required contributions to any Plan subject to Section 412 or 430 of the Code; and (d) make all contributions required under its Foreign Plans; except to the extent that failure to so comply with respect to each of clauses (a) through (d) above could not reasonably be expected to have a Material Adverse Effect.

Section 5.12. Use of Proceeds.

Use the proceeds of any Extension of Credit to finance the working capital needs and other general business purposes (including to finance new and existing Receivables, acquire portfolios, consummate Permitted Acquisitions and permitted Investments and make capital expenditures and Restricted Payments and otherwise as permitted hereunder) of the Credit Parties and their Subsidiaries only and not in contravention of any Law or of any Credit Document.

Section 5.13. Further Assurances.

(a) Additional Information. Provide such information regarding the operations, business affairs and financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

(b) Further Assurances. Upon the reasonable request of the Administrative Agent, duly execute and deliver to the Administrative Agent any and all such further instruments and documents (in form and substance reasonably satisfactory to the Borrowers) as may be reasonably necessary or advisable, in the opinion of the Administrative Agent, to further the intent of the parties as expressed in the Credit Documents and to obtain the full benefits of the Credit Documents.

(c) Unauthorized Filings. Use commercially reasonable efforts to cause any unauthorized UCC financing statement to be removed of record within not less than fifteen (15) days following written request by the Administrative Agent.

Section 5.14. Notice of Formation of Subsidiary.

Promptly upon the formation of any Res2tricted Subsidiary (other than an Excluded Subsidiary) and in any event within ten (10) days after such formation (or such longer period as agreed by Administrative Agent in its sole discretion), the Borrower Representative shall give the Administrative Agent written notice thereof. Promptly upon the consummation of any Permitted Receivables Financing, and in any event not later than the delivery of the immediately succeeding Compliance Certificate pursuant to Section 5.2(a) hereof after such consummation, the Borrower Representative shall give Administrative Agent written notice thereof and the name of any Securitization Subsidiary party to such financing.

Section 5.15. New Domestic Subsidiaries.

Cause each Domestic Subsidiary (other than an Excluded Subsidiary or an Unrestricted Subsidiary), which any Credit Party or any of their Restricted Subsidiaries (other than an Excluded Subsidiary) forms or acquires during the term of this Agreement to, promptly but in any event within thirty (30) days after such formation or acquisition (or such longer period as agreed by Administrative Agent in its sole discretion), (a) execute and deliver to the Administrative Agent a Joinder Agreement, together with a certified copy of a resolution of the board of directors (or other authorizing document of the appropriate governing body or Person) of such Domestic Subsidiary authorizing the execution and delivery of the requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable Anti-Money Laundering Laws.

(c) Comply in all material respects with any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

Section 3.6.
Post-Closing Covenants.

Within the time periods after the Closing Date specified in Schedule 5.19 or such later date as the Administrative Agent agrees to in writing which extension may be given by electronic mail, the Credit Parties shall deliver the documents or take the actions specified on Schedule 5.19, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VI

NEGATIVE COVENANTS

Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter (a) for so long as this Agreement is in effect and (b) until the Obligations are paid in full in cash, that:

Section 6.1. Liens.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume in or suffer to exist, any Lien upon any of its Property, Assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens. The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, become subject to a Negative Pledge except (a) the negative pledge contained in the terms of the Senior Notes Documents as in effect on the ~~Closing~~Third Amendment Effective Date; (b) constituting customary provisions restricting subletting or assignment of any leases of any Credit Party or any Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder, (c) constituting restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Lien on such Property permitted hereunder, (d) constituting customary restrictions on cash, other deposits or assets imposed by customers and other Persons under contract entered into in the ordinary course of business, (e) constituting any restriction or condition with respect to Property under an agreement that has been entered into for the disposition of such Property, provided that such disposition is otherwise permitted hereunder, (f) constituting any restriction or condition with respect to Property under a charter, lease, license or other agreement that has been entered into for the employment of such Property and (g) so long as no Event of Default would occur or result immediately after giving effect thereto, pursuant to any Permitted Receivables Financing or with respect to any Permitted Securitization Assets.

Section 6.2. Indebtedness.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become liable, directly or indirectly, in respect of any Indebtedness, except for:

(a) the Obligations arising out of or in connection with this Agreement and the other Credit Documents (including Indebtedness incurred pursuant to Section 2.19 and Section 2.21);

(b) current liabilities for Taxes and assessments incurred in the ordinary course of business,

(a)
Indebtedness of Foreign Subsidiaries that, when added together with any other Indebtedness incurred under this clause (x) and then outstanding, will not exceed the greater of (x) $~~20,000,000~~ 40,000,000 and (y) ~~3~~5.0% of Consolidated Total Assets;
(b)
the incurrence by a Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was incurred pursuant to this Section 6.2;
(c)
Indebtedness consisting of promissory notes or similar Indebtedness issued by the Parent or any of its Restricted Subsidiaries to current, future or former officers, managers, and employees thereof, or to their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Parent or a Restricted Subsidiary to the extent described in Section 6.6(f);
(d)
the incurrence by a Borrower or any of its Restricted Subsidiaries of unsecured Indebtedness, or issuance of Redeemable Stock by a Borrower (in addition to Indebtedness or Redeemable Stock otherwise permitted hereunder) in an aggregate principal amount (or accreted value, as applicable) that, when added to all other Indebtedness incurred pursuant to this clause (aa) and then outstanding, will not exceed $50,000,000;
(e)
the incurrence by a Borrower or any of its Restricted Subsidiaries of Indebtedness, or issuance of Redeemable Stock by a Borrower in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by a Borrower since immediately after the date of the Senior Notes Indenture from the issuance or sale of Capital Stock of a Borrower or cash contributed to the capital of a Borrower to the extent such net cash proceeds have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 6.6 or to make Permitted Investments (other than Permitted Investments specified in clauses (b), (g) and (h) of Section 6.3);
(f)
the Borrowers and their Restricted Subsidiary may (x) incur unsecured Indebtedness (including Assumed Indebtedness) and the Borrowers and their Restricted Subsidiaries may issue shares of Redeemable Stock if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Redeemable Stock is issued would have been at least 2.00 to 1.00, determined on a Pro Forma Basis (including a pro forma application of the net cash proceeds therefrom, including the effect of acquisitions or repayments or redemptions of Indebtedness to be funded by such proceeds), as if the additional Indebtedness had been incurred, or the Redeemable Stock had been issued, as the case may be, at the beginning of such four-quarter period and (y) incur Assumed Indebtedness in an amount equal to (i) the EBITDA of the entity acquired by a Restricted Subsidiary pursuant to a Permitted Investment or other Investment permitted hereunder multiplied by (ii) five;
(g)
the Borrowers and their Restricted Subsidiary may incur unsecured Indebtedness (including Assumed Indebtedness) and the Borrowers and their Restricted Subsidiaries may issue shares of Redeemable Stock in an unlimited amount so long as the Payment Conditions have been satisfied, determined on a Pro Forma Basis as if such unsecured Indebtedness has been incurred or such Redeemable Stock has been issued, as the case may be, at the end of the last fiscal quarter for which financial statements are required to be delivered pursuant to Section 5.1(a);
(h)
Indebtedness of any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary; provided that (A) such Indebtedness is not created in anticipation of such a redesignation and (B) the aggregate principal amount of such Indebtedness incurred under this clause (ee) does not exceed at any time the greater of (x) $~~20,000,000~~40,000,000 and (y) and ~~3~~5.0% of Consolidated Total Assets; and

(i)
the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness (including Capital Leases and purchase money obligations) incurred for the purpose of financing (or refinancing) all or any part of the purchase price or cost of construction or improvement of Property (real or personal), plant or equipment used in the business of the Parent or such Restricted Subsidiary in an amount that, when added to all other Indebtedness incurred pursuant to this clause (2) and then outstanding, will not exceed the sum of (A) the greater of (x) $20,000,000 and (y) 3.0% of Consolidated Total Assets, plus (B) the amount of any fees and expenses incurred in connection with any refinancing.

Notwithstanding anything to the contrary set forth herein, no Credit Party shall be permitted to create, incur, assume, guaranty or otherwise become or remain directly or indirectly liable with respect to any Indebtedness that is from or of a Subsidiary (for the avoidance of doubt, excluding any Standard Securitization Undertakings) that is a non-Credit Party or an Unrestricted Subsidiary (such creation, incurrence, assumption or guaranty being referred to as “Non-Credit Party Indebtedness of Loan Parties”), in each case, to the extent that the structuring of any claims with respect to any Indebtedness created, assumed, incurred or guaranteed by such Credit Parties, together with any Non-Credit Party Indebtedness of Credit Parties, could reasonably be expected to result in two or more bankruptcy claims against the same Credit Party for direct and indirect obligations against the same Credit Party, arising from one transaction or series of transactions relating to the same underlying Non-Credit Party Indebtedness of Credit Parties. In furtherance of the foregoing, each Credit Party agrees that Administrative Agent or any Lender may seek to obtain specific performance or other equitable or injunctive relief to enforce this paragraph against the Credit Parties or any of their non-Credit Party Subsidiaries with respect to breach of this paragraph without posting a bond or presenting evidence of irreparable harm.

Section 6.3. Investments.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, make or have outstanding Investments in or to any Person, except for:

(a) loans or participations therein generated (including through any purchases in connection with any bank program that a Credit Party participates in) through the conduct of activities described in Section 6.7 in the ordinary course of its day to day business;

(b) ownership of Capital Stock of (i) Subsidiaries which become Guarantors promptly after the formation or acquisition thereof or (ii) Excluded Subsidiaries;

(c) ownership of Capital Stock of Foreign Subsidiaries that are not Guarantors, provided that the aggregate amount of such Investments, plus the aggregate amount of outstanding Foreign Intercompany Loans pursuant to Section 6.2(e), shall not exceed, in aggregate amount at any time outstanding, the greater of $40,000,000 or ~~5~~5.0% of Consolidated Total Assets; (i) Cash Equivalents and (ii) such other “cash equivalent” investments as the Administrative Agent may from time to time approve;

(d) [Reserved];

(e) (i) (1) Permitted Acquisitions, including Investments in Foreign Subsidiaries which are necessary to consummate such Permitted Acquisitions, and (2) Foreign Acquisitions made, solely in the case of this clause (2), on or prior to the Closing Date and (ii) Foreign Acquisitions made after the Closing Date the Acquisition Consideration thereof not to exceed, solely in the case of clause (ii), the greater of $60,000,000 or 7.5% of Consolidated Total Assets;

(f) Investments by any Credit Party or Domestic Subsidiary in any Credit Party or Domestic Subsidiary;

(g) intercompany receivables as a result of the transfer of goods and Property in the ordinary course of business;

(h) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions, Restricted Payments and/or transactions with affiliates to the extent permitted under Sections 6.1, 6.2, 6.4, 6.5, 6.6, 6.8 or 6.13;

(i) Investments in existence as of the Closing Date or contemplated after the Closing Date and set forth on Schedule 6.3 and Investments consisting of any modification, replacement, renewal, reinvestment or extension of any such Investment;

(j) Investments as a result of intercompany loans and advances permitted under Section 6.2(e) hereof;

(k) Bank Products to the extent permitted hereunder;

(l) other Investments in activities directly related to one or more of the types of business described in Section 6.7 hereof, provided that the aggregate amount of such Investments shall not exceed the greater of (i) ~~20~~20.0% of Consolidated Total Assets and (ii) $60,000,000 in an aggregate amount at any time;

(m) [Reserved];

(n) Investments in a Securitization Subsidiary or any other Subsidiary of Parent or any other Investments that are necessary or desirable to effect any Permitted Receivables Financing otherwise permitted by Section 6.4(f);

(o) Investments consisting of the licensing, sublicensing, or contribution of intellectual property rights;

(p) other Investments (including those of the type otherwise referred to herein) in an unlimited amount so long as the Payment Conditions are satisfied, determined on a Pro Forma Basis as if such Investment had been made at the end of the last fiscal quarter for which financial statements are required to be delivered pursuant to Section 5.1(a);

(q) Investments made by the Parent or any Restricted Subsidiary in any joint venture or any Unrestricted Subsidiary in an aggregate amount not to exceed at any one time outstanding the greater of (A) $~~20,000,000~~40,000,000 and (B) ~~3.00~~5.00% of Consolidated Total Assets;

(r) Investments made by any Restricted Subsidiary that is not a Credit Party in any Credit Party or any Restricted Subsidiary;

(s) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(t) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates, amalgamates or merges with any Borrower or any Restricted Subsidiary (including in connection with an Acquisition or other Investment permitted hereunder); provided that such Investment was not made in contemplation of such Person becoming a Restricted Subsidiary or such consolidation or merger;

(u) receivables or other trade payables owing to any Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(v) loans or advances to officers, partners, directors, consultants and employees of the Borrowers or any Restricted Subsidiary for (A) relocation, entertainment, travel expenses, drawing accounts and similar expenditures and (B) for other purposes in the aggregate amount not to exceed $5,000,000 at any time outstanding;

(w) Investments to the extent that payment for such Investments is made solely with Capital Stock (other than Redeemable Stock) of the Borrowers, or proceeds of an equity contribution initially made to the Borrowers; and

(x) Investments pursuant to the Permitted Tax Restructuring.

Notwithstanding anything herein to the contrary, (i) in no event shall any Credit Party contribute, or otherwise invest, any Material Intellectual Property to or in any non-Credit Party; provided, that the foregoing shall not restrict the granting of a non-exclusive license of such Material Intellectual Property and (ii) the only transfers (including investments, dispositions and restricted payments) by the Borrowers and their Restricted Subsidiaries permitted to be made in or to Unrestricted Subsidiaries, and the only designations of Unrestricted Subsidiaries permitted, shall be pursuant to Section 6.3(q) and, for the avoidance of doubt, no Investment pursuant to such Section may be classified or reclassified in any other exception to any negative covenant in this Article VI.

Section 6.4. Fundamental Changes.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, voluntarily merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a) any Subsidiary (including a Borrower) may merge or consolidate with (i) a Borrower, provided that a Borrower shall be the continuing or surviving Person, (ii) any Guarantor, or (iii) in the case of any such Subsidiary that is not a Credit Party, any Subsidiary;

(b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation, cancellation or otherwise) to any Borrower or Guarantor that is a Domestic Subsidiary ;

(c) the Borrowers and any Subsidiary may (i) consummate Investments permitted pursuant to Section 6.3 hereof or (ii) make Dispositions permitted pursuant to Section 6.5 hereof;

(d) any Credit Party may merge with any other Credit Party or any other Subsidiary so long as such Credit Party shall be the continuing or surviving Person;

(e) the Borrowers and the Restricted Subsidiaries may effect a Permitted Tax Restructuring; and

(f) so long as no Event of Default would occur or result immediately after giving effect thereto, the Borrowers may effect a Permitted Receivables Financing; provided, that to the extent any Eligible Accounts are included in such Permitted Securitization Assets, (a) the proceeds of the Permitted Receivables Financing or purchase price with respect to the Permitted Securitization Assets, as applicable, must be sufficient to repay any Borrowing Base deficiency resulting from such Permitted Receivables Financing and (b) if any Borrowing Base deficiency would result therefrom, a portion of the proceeds thereof sufficient to cure such Borrowing Base deficiency are directly paid to the Administrative Agent by the lender or purchaser, as applicable, upon the consummation of the Permitted Receivables Financing or sale of the Permitted Securitization Assets; provided, that, the Administrative Agent may instead agree (in its sole consent) to allow the Borrowers to instead pay such deficiency with cash on hand.

Section 6.5. Dispositions.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, voluntarily make any Disposition, except:

(a) Dispositions of obsolete, non-functioning, uneconomical, damaged, surplus or worn out Property, whether now owned or hereafter acquired;

(b) Dispositions of inventory and other Property or services in the ordinary course of business for fair consideration;

(c) provided that clauses (c) and (d) of the definition of Payment Conditions have been satisfied, Dispositions permitted under Section 6.3 and Dispositions to a Credit Party or a Restricted Subsidiary; provided that, if the transferor of such property is a Credit Party, then (i) the transferee thereof must be a Credit Party or (ii) to the extent constituting a Disposition (does not include assets constituting the Borrowing Base) to a Restricted Subsidiary that is not a Credit Party, such Disposition (x) is for fair value (as determined by the Borrower Representative in its good faith) and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Credit Party in accordance with Section 6.3 or (y) does not exceed the greater of $40,000,000 and ~~5~~5.0% of Consolidated Total Assets from and after the Closing Date;

(d) Dispositions of Capital Stock of a Credit Party and Dispositions of Capital Stock of a Subsidiary to a Credit Party or to another Subsidiary; and

(e) provided that clauses (c) and (d) of the definition of Payment Conditions have been satisfied, Dispositions of Assets (including (i) Capital Stock of a Subsidiary other than to a Borrower or another Subsidiary and (ii) arrangements whereby a Credit Party or a Subsidiary sells or transfers any of its Assets, and thereafter rents or leases those Assets (except for the sale and leaseback of operating facilities)) not otherwise permitted in this Section 6.5 above, so long as (i) at the time of such Disposition and after giving effect thereto, no Default or Event of Default shall exist, (ii) the aggregate amount of such Dispositions not otherwise permitted in this Section 6.5 above during any fiscal year shall not exceed the greater of $40,000,000 or ~~5~~5.0% of Consolidated Total Assets as of the last day of the immediately preceding fiscal year without the prior consent of the Required Lenders, and (iii) the consideration for such Disposition results in at least ~~75~~75.0% of the consideration received in respect thereof being cash and Cash Equivalents received by a Credit Party;

(f) the liquidation of cash and Cash Equivalents, which liquidation shall be in the ordinary course of business;

(g) an assignment of an account to an insurance company providing credit insurance to a

(w)
provided that clauses (c) and (d) of the definition of Payment Conditions have been satisfied, Dispositions of (i) any Capital Stock in Unrestricted Subsidiaries or their assets or (ii) other Excluded Assets, provided that for the purposes of clause (ii), the fair market value (as determined by the Borrower Representative in its good faith) of such Dispositions shall not exceed the greater of $20,000,000 and ~~3~~3.0% of Consolidated Total Assets in any fiscal year;
(x)
Restricted Payments made pursuant to Section 6.6 and Investments permitted pursuant to section 6.5;
(y)
the unwinding of any Bank Products;
(z)
sales, transfers or other dispositions of Investments in joint ventures or any Subsidiary that is not a wholly-owned Restricted Subsidiary to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties set forth in joint venture arrangements and similar binding agreements; and
(aa)
the Parent and any Restricted Subsidiary may (i) terminate or otherwise collapse its cost sharing agreements with the Parent or any Subsidiary and settle any crossing payments in connection therewith, (ii) convert any intercompany Indebtedness to Capital Stock, (iii) transfer any intercompany Indebtedness to the Parent or any Restricted Subsidiary, (iv) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Parent or any Restricted Subsidiary, (v) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, directors, officers or employees, the Parent or any Subsidiary or any of their successors or assigns or (vi) surrender or waive contractual rights and settle or waive contractual or litigation claims;

provided, however, that any Disposition pursuant to clauses (b) and (e) shall be for fair consideration or reasonable value.

To the extent that any Collateral is disposed of as permitted by this Section 6.5 to any Person other than a Credit Party, such Collateral shall be disposed of free and clear of the Liens created by the Credit Documents, which Liens shall be automatically released upon the consummation of such Disposition, but which shall attach to the proceeds of Disposition; it being understood that the Administrative Agent shall be authorized to take, and shall take, any actions reasonably requested by any Credit Party in order to effect the foregoing.

Notwithstanding anything herein to the contrary, in no event shall any Credit Party dispose of any Material Intellectual Property to any non-Credit Party; provided, that the foregoing shall not restrict the granting of a non-exclusive license of such Material Intellectual Property.

Section 6.6. Restricted Payments.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly pay any Restricted Payment, except:

(a) any Restricted Subsidiary may declare and pay Dividends to or for the benefit of any Borrower or any Guarantor,

(b) the Borrowers or any Restricted Subsidiary may make Restricted Payments in an unlimited amount so long as the Payment Conditions have been satisfied, determined on a Pro Forma Basis as if such Restricted Payment had been made at the end of the last fiscal quarter for which financial statements are required to be delivered pursuant to Section 5.1(a), and after giving effect to such payment, Liquidity of the

Parent and its Restricted Subsidiaries shall not be less than $~~25,000,000~~40,000,000,

(c) provided that clauses (c) and (d) of the definition of Payment Conditions have been satisfied, and after giving effect to such payment, Liquidity of the Parent and its Restricted Subsidiaries shall not be less than $~~25,000,000~~40,000,000 (unless such prepayment will be made using proceeds from the issuance of Indebtedness permitted under Section 6.2 or from the proceeds of the issuance of, or capital contributions to the, Capital Stock (other than Redeemable Stock not permitted by Section 6.2) of a Credit Party or any Restricted Subsidiary, the Borrowers may make prepayments on Additional Notes from the proceeds of any Disposition of Assets which do not constitute assets subject to the Borrowing Base permitted hereunder,

(d) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, any Restricted Payment made in exchange for, or with the net cash proceeds from, the substantially concurrent sale of Capital Stock of the Parent (other than any Redeemable Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent) or a substantially concurrent cash capital contribution received by the Parent from its shareholders,

(e) the defeasance, redemption, repurchase, retirement or other acquisition of (i) Indebtedness of the Parent or any Restricted Subsidiary in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Debt with respect thereto, or (ii) Senior Notes in exchange for, or with the net cash proceeds from, an incurrence of Additional Notes in accordance with Section 6.2(p),

(f) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement or other acquisition for value of any Capital Stock of the Parent or any of its Restricted Subsidiaries of the Parent held by employees, former employees, managers, former managers, consultants or former consultants of the Parent (or any of its Subsidiaries); provided that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancellation of Indebtedness) shall not exceed (i) $20,000,000 in any calendar year plus (ii) any unused amounts from prior years, solely in the case of this clause (ii), not to exceed (when combined with the amount in clause (i) above) $25,000,000 in any calendar year plus (iii) the amount of net cash and proceeds received by the Parent and its Restricted Subsidiaries in respect of “key-man” life insurance and from the issuance of Capital Stock by the Parent to members of management of the Parent and its Subsidiaries, solely in the case of this clause (iii), to the extent that those amounts did not provide the basis for any previous Restricted Payment,

(g) so long as no Default or Event of Default has occurred and is continuing and clauses (c) and (d) in the definition of Payment Conditions have been satisfied, and after giving effect to such payment, Liquidity of the Parent and its Restricted Subsidiaries shall not be less than $25,000,000 (unless such prepayment will be made using proceeds from the issuance of Indebtedness permitted under Section 6.2 or from the proceeds of the issuance of, or capital contributions to the, Capital Stock (other than Redeemable Stock not permitted by Section 6.2) of a Credit Party or any Restricted Subsidiary, payments of dividends on Redeemable Stock issued pursuant to Section 6.2,

(h) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options,

(i) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Parent; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 6.6 (as determined in good faith by the board of director of the Parent),

(j) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, payments of intercompany subordinated Indebtedness, the incurrence of which was permitted under Section 6.2 (provided, further, that the payment of intercompany subordinated Indebtedness to an Unrestricted Subsidiary, shall be further subject to the condition that, after giving effect to such payment, Liquidity of the Parent and its Restricted Subsidiaries shall not be less than $~~25,000,000~~40,000,000),

(k) any non-Credit Party may make any Restricted Payment to or for the benefit of any Subsidiary of the Credit Parties ~~(~~and pro rata to any other equity holders,

(l) Restricted Payments may be made to effectuate a Permitted Tax Restructuring, and

(m) the Parent may make Restricted Payments consisting of Capital Stock in any Unrestricted Subsidiary, whether pursuant to a distribution, dividend or any other transaction not prohibited hereunder.

Section 6.7. Change in Nature of Business.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, engage in any material line of business other than the business conducted or proposed to be conducted by the Borrowers and their Subsidiaries on the Closing Date and any business engaged in (1) the business of providing online financial services, (2) the business of originating, arranging, purchasing and collecting consumer and small business loans, and (3) any other activities similar, reasonably related thereto, or incidental, complementary or ancillary thereto, or a reasonable extension or expansion thereof.

Section 6.8. Transactions with Affiliates.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, consummate any transaction of any kind with any Affiliate of the Credit Parties, other than:

(a) arm’s-length transactions with Affiliates,

(b) transactions otherwise permitted hereunder,

(c) transactions with Affiliates in the ordinary course of business,

(d) licenses or sublicenses of intellectual property rights,

(e) sales, conveyances or other transfers of Permitted Securitization Assets, or participations therein, or any related transaction, in connection with any Permitted Receivables Financing otherwise permitted by Section 6.4(f), including related to the provision of services by a Restricted Subsidiary,

(f) other transactions with a fair value (as determined by the Borrower Representative in its good faith) not in excess of the greater of $~~20,000,000~~40,000,000 and ~~3~~5.0% of Consolidated Total Assets,

(g) any employment agreement or compensation plan or arrangement entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business of the Parent or such Restricted Subsidiary,

(h) transactions exclusively between or among the Parent and/or its Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by ~~the~~ this Agreement

(i) any transactions existing or contemplated as of the Closing Date and set forth on Schedule 6.8,

(j) reasonable compensation of, and indemnity arrangements in favor of, managers of the Parent and its Restricted Subsidiaries,

(k) the issuance or sale of any Capital Stock (other than Redeemable Stock) of a Borrower,

(l) the payment of reasonable fees and reimbursement of out-of-pocket expenses to directors of the Parent or any Restricted Subsidiary,

(m) compensation (including bonuses) and employee benefit arrangements paid to, indemnities provided for the benefit of, and employment and severance arrangements entered into with, directors, officers, managers, consultants or employees of the Parent or the Subsidiaries in the ordinary course of business,

(n) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans,

(o) any transaction between or among the Parent or any Restricted Subsidiary and any Affiliate of the Parent or a joint venture or similar entity that would constitute an Affiliate transaction solely because the Parent or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, joint venture or similar entity, and

(p) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary.

Section 6.9. Burdensome Agreements.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, enter into any Contractual Obligation that limits the ability of any Guarantor to make Dividends or other Dispositions to a Borrower or to otherwise transfer Property to a Borrower, other than (a) customary or necessary restrictions pursuant to the terms of a Permitted Receivables Financing otherwise permitted by Section 6.4(f), (b) restrictions imposed by applicable law, (c) restrictions imposed by any Credit Document or any agreements evidencing Indebtedness permitted by this Agreement, (d) any restrictions imposed by the Senior Notes Documents, (e) restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, (f) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder, (g) restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary, provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Parent or any other Restricted Subsidiary, (h) customary provisions in shareholders agreements, joint venture agreements, organizational or constitutive documents or similar binding agreements relating to any joint venture and other similar agreements applicable to joint ventures and applicable solely to such joint venture and the Capital Stock issued thereby, (i) customary restrictions that arise in connection with any Permitted Liens and relate to the property subject to such Lien, and (j) the Cash Collateral Agreement.

Section 6.10. Amendment of Organization Documents and Fiscal Year.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, amend, modify, or waive any of its rights under any Organization Documents in a manner materially adverse to the Lenders without the consent of the Administrative Agent. The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, change its fiscal quarters or fiscal year, except (a) as required by the SEC (or other applicable governing body), GAAP or the Parent’s accountants and/or auditors or (b) after providing 15 days prior written notice to the Administrative Agent and provided such change pursuant to this clause (b) does not have the effect of delaying or otherwise curing a Default or an Event of Default that would have otherwise existed or (c) to match the fiscal quarter or fiscal year of any Person acquired after the Closing Date to match the fiscal quarter or fiscal year of the Parent.

Section 6.11. Amendment of Subordinated Debt.

The Credit Parties shall not, and shall not permit any Restricted Subsidiary to, change or amend or accept any waiver or consent with respect to, any document, instrument, or agreement relating to any Subordinated Debt that would result in (a) a material increase in the principal, interest, overdue interest, fees or other amounts payable under any Subordinated Debt (except to the extent such increase would otherwise be permitted under this Agreement), (b) an acceleration in any date fixed for payment or prepayment of principal, interest, fees or other amounts payable under any Subordinated Debt (including, without limitation, as a result of any redemption) to the extent the same would result in an default or event of default under such Subordinated Debt, (c) a change in any of the subordination provisions of any Subordinated Debt in a manner materially adverse to the Lenders, (d) a change in any defined term, covenant, term or provision in any Subordinated Debt which would result in such Subordinated Debt containing a More Restrictive Covenant, or (e) a change in any term or provision of any Subordinated Debt that could reasonably be expected to have a material adverse effect on the interest of the Lenders.

Section 6.12. Amendment of Senior Notes or Additional Notes.

After the ~~Closing~~Third Amendment Effective Date, the Credit Parties shall not, and shall not permit any Restricted Subsidiary to, change or amend or accept any waiver or consent with respect to, any document, instrument, or agreement relating to the Senior Notes or any Additional Notes that would result in (a) a change in any defined term, covenant, term or provision in the Senior Notes or any Additional Notes which would result in the Senior Notes or such Additional Notes containing a More Restrictive Covenant, or (b) a change in any term or provision of the Senior Notes or any Additional Notes that could reasonably be expected to have a material adverse effect on the interest of the Lenders.

Section 6.13. Guaranties.

The Credit Parties will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty Obligation, except for (i) the Guaranty (including the Joinder Agreements), (ii) guaranties of Indebtedness to extent such Indebtedness is permitted pursuant to Section 6.2 hereof, (iii) guaranties of loans to, or financial commitments or obligations of, its customers or other intended beneficiaries in the ordinary course of business, (iv) guaranties to vendors and suppliers made in the ordinary course of business, (v) any guaranties or indemnities in connection with Permitted Receivables Financings permitted pursuant to the definition thereof and otherwise not prohibited by this Agreement and (vi) additional unsecured guaranties of a Borrower or a Restricted Subsidiary, provided that the aggregate Indebtedness guaranteed by such additional unsecured guaranties at any time shall not exceed the greater of $40,000,000 and 5.0% of Consolidated Total Assets, and provided, further, that within five (5) days after the execution of each guaranty by a Borrower or a Restricted Subsidiary for Indebtedness in excess of $15,000,000, such Borrower or Restricted Subsidiary shall provide the Administrative Agent with a copy of

Notwithstanding anything to the contrary herein, if any Subsidiary that is a Guarantor becomes an Excluded Subsidiary solely as a result of becoming a non-wholly-owned Subsidiary (directly or indirectly) and otherwise remains a Subsidiary of a Credit Party, the release of such Subsidiary from its guarantee obligation in respect of the Obligations, and the release of the Lien held by Administrative Agent for the benefit of the secured parties on the property owned by a Guarantor that becomes an Excluded Subsidiary shall only be permitted if, (i) after giving pro forma effect to such release and the consummation of the transaction that causes such Subsidiary to become an Excluded Subsidiary, the Borrowers are deemed to have made an investment in such Person equal to the fair market value of the net assets of such Person attributable to the Borrowers’ equity interests therein and such investment is permitted by this Agreement at such time, (ii) the transaction pursuant to which such Subsidiary ceases to be a wholly-owned Subsidiary is consummated with a third party that is not an Affiliate of any Credit Party, (iii) the primary purpose of such transaction is a bona fide business purpose (it being agreed a primary purpose being the release of any guarantee or Lien on such Subsidiary not being a bona fide business purpose), (iv) no Event of Default shall have occurred and be continuing at the time of such release and (v) such Subsidiary does not own or have any exclusive license of, or other exclusive rights with respect to, any Material Intellectual Property. For the avoidance of doubt, if any Subsidiary that is a Guarantor becomes an Excluded Subsidiary as a result of any other reason from that provided in the preceding sentence, the release of such Subsidiary from its Guaranty Obligation in respect of the Obligations shall be deemed an investment in a Subsidiary that is not a Credit Party.

Article IV

Section 8.11. Authorization to Enter into, and Enforcement of, the Collateral Documents.

(a) Administrative Agent is hereby irrevocably authorized by each of the Lenders and the LC Issuer to execute and deliver the Collateral Documents on behalf of each of the Lenders and their Affiliates and the LC Issuer and, subject to Section 9.1, to take such action and exercise such powers under the Collateral Documents as Administrative Agent considers appropriate. Each Lender and LC Issuer acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by Administrative Agent.

(b) Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.2 for the benefit of all the Lenders and the LC Issuer; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (ii) the LC Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as LC Issuer or Swingline Lender, as the case may be) hereunder and under the other Credit Documents, or (iii) any Lender from exercising setoff rights in accordance with Section 9.7 (subject to the terms of sharing of payments set forth therein); and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (a) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Sections 7.2 and (b) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 9.7, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 8.12. Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its rules on interbank compensation. Each Lender, each Swingline Lender, each LC Issuer and each Bank Product Provider irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender, Swingline Lender, LC Issuer or such other Bank Product Provider that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 8.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, Swingline Lender or LC Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Amendments, Waivers and Consents.

Except as set forth in Section 2.14 ~~and Section 2.22~~, neither this Agreement nor any of the other Credit Documents, nor any terms hereof or thereof, may be amended, modified, extended, restated, replaced, or supplemented (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section. The Required Lenders may or, with the consent of the Required Lenders, the Administrative Agent may, from time to time, enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the terms or provisions hereof or thereof or the rights of the Lenders or of the Borrowers hereunder or thereunder or (a) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, release, waiver or consent shall:

(i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (it being understood that any change in the definition of any ratio used in the calculation of such rate of interest or fees (or the component definitions) shall not constitute a reduction in any rate of interest or fees) (except in connection with a waiver of interest at the Default Rate which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof (in each case, other than extensions for administrative convenience as agreed by the Administrative Agent) or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby (but not the consent of the Required Lenders) and the Borrowers; provided that it is understood and agreed that (A) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.6(b), nor any amendment of Section 2.6(b), the definition of Disposition or any waiver of any condition precedent or Default or Event of Default shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note and (B) any reduction in the stated rate of interest on Revolving Loans shall only require the written consent of each Lender holding a Revolving Commitment; or

(ii) amend, modify or waive any provision of Section 4.2 without the written consent of all the Lenders and the Borrowers; or

(iii) (a) except in accordance with the terms of this Agreement as in effect on the Third Amendment Effective Date, release the Borrowers or all or substantially all of the value of the Guaranty or the Collateral, respectively, or (b) amend, modify or waive the last paragraph of Section 6.2, the last paragraph of Section 6.3, the last paragraph of Section 6.5 or the last paragraph of Section 8.10, without the written consent of all of the Lenders and Bank Product Providers that have previously provided a Bank Product Provider Notice to the Administrative Agent pursuant to the terms hereof and the Borrowers; or

(iv) subordinate (1) the Loans to any other Indebtedness or (2) the Liens granted to secure the payment of the Obligations to any other Liens, in each case, without the written consent of all of the Lenders and the Borrowers; or

(v) change the definition of “Restricted Payments” without the written consent of all the Lenders and the Borrowers; or

(vi) permit the Borrowers to assign or transfer any of its rights or obligations under this Agreement or other Credit Documents without the written consent of all of the Lenders and the Borrowers; or

(vii) change any provision of this Section 9.1 or the definition of “Required Lenders” or any other provision of this Agreement specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights pursuant to this Agreement or make any determination or grant any consent pursuant to this Agreement, without the written consent of all the Lenders and the Borrowers; or

(viii) without the consent of Lenders holding at least a majority of the outstanding Revolving Commitments and the Borrowers, waive any Default or Event of Default (or amend any Credit Document to effectively waive any Default or Event of Default) if the effect of such amendment, modification or waiver is that the Revolving Lenders shall be required to fund Revolving Loans when such Lenders would otherwise not be required to do so; or

(ix) amend, modify or waive (A) the order in which Obligations are paid or (B) the pro rata sharing of payments by and among the Lenders, in each case in accordance with Section 2.10(b) or 9.7(b) without the written consent of each Lender and each Bank Product Provider directly affected thereby (but not the consent of the Required Lenders) and the Borrowers; or

(x) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent and the Borrowers; or

(xi) amend or modify the definition of Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender and each Bank Product Provider directly affected thereby (but not the consent of the Required Lenders) and the Borrowers; or

(xii) amend the definitions of “Hedging Agreement,” “Bank Product,” or “Bank Product Provider” without the consent of any Bank Product Provider that would be adversely affected thereby (but not the consent of the Required Lenders) and the Borrowers; or

(xiii) the consent of only the Revolving Lenders under the Revolving Facility holding at least 66-2/3% of the Revolving Commitments and outstanding exposure under the Revolving

Commitments and the Borrowers will be required for amendments and waivers consummated to (i) increase advance rates in the Borrowing Base and (ii) otherwise change the definition of “Borrowing Base” and the component definitions thereof to the extent the effect of such amendment would increase the Availability hereunder; or

(xiv) amend, modify or waive the definitions of “Unrestricted Subsidiary”, “Restricted Subsidiary”, “Excluded Subsidiary” or “Immaterial Subsidiary” or any component definition thereof or any of the provisions of Section 5.16 without the written consent of all Lenders; or

(xv) amend, modify or waive the provisions of Section 9.6(b)(v) in a manner that would permit any assignment to any Credit Party or any Credit Party’s Affiliates or Subsidiaries without the written consent of all Lenders;

provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, the Revolving Lenders, the LC Issuer or the Swingline Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, the Revolving Lenders, the LC Issuer and/or the Swingline Lender, as applicable, in addition to the Borrowers and Lenders required herein above to take such action.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right as a consequence of any subsequent or other Default or Event of Default.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (b) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or Insolvency Proceeding and (c) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (i) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) to the extent such amendment, waiver or consent impacts such Defaulting Lender in an adverse manner more than the other Lenders.

In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.

For the avoidance of doubt and notwithstanding any provision to the contrary contained in this Section 9.1, this Agreement may be amended (or amended and restated) with the written consent of the Parent and the Administrative Agent in accordance with Section 2.19 and Section 2.21.

Section 9.2. Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by electronic mail transmission, hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) If to the Borrowers or any other Credit Party:

Enova International, Inc.
175 West Jackson, Suite ~~1000~~600
Chicago, Illinois 60604
Attention: ~~Joanna Bartold, Senior Associate,~~ General Counsel
Telephone: (312) 568-4200
Email: notices@enova.com

with a copy to:

Enova International, Inc.
175 West Jackson, Suite ~~1000~~600
Chicago, Illinois 60604
Attention: Scott Cornelis, Treasurer
Telephone: (312) 568-4200
Email: scornelis@enova.com

with a copy to (which shall not constitute notice):

Paul Hastings LLP
71 S. Wacker Drive
45th Floor
Chicago, IL 60606
Attention: Holly Snow
Telephone: 312-499-6000
Fax: 312-499-6100
Email: hollysnow@paulhastings.com

(ii) If to the Administrative Agent:

Bank of Montreal
115 S. LaSalle Street
Chicago, IL 60603
Attn: Christopher Clark
Email: christopherl.clark@BMO.com

(iii) If to a Lender to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in action or proceeding in any such court.

Section 9.14. Confidentiality.

Each of the Administrative Agent, the Lenders, the LC Issuer and the Swingline Lender agrees, severally and neither jointly nor jointly and severally, to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential with the same protections that such Person keeps its own confidential information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (provided that the Administrative Agent agrees to notify the Borrowers of any such disclosure to the extent permitted by applicable Law), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (provided that the Administrative Agent agrees to notify the Borrowers of any such disclosure to the extent permitted by applicable Law), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Credit Document or Bank Product or any action or proceeding relating to this Agreement, any other Credit Document or Bank Product or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) (i) any actual or prospective party (or its partners, directors, officers, employees, managers, administrators, trustees, agents, advisors or other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Borrower Representative ~~or~~, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or other duty of confidentiality owed to the Credit Parties or their Subsidiaries or (y) becomes available to the Administrative Agent, any Lender, any LC Issuer, the Swingline Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers other than a breach of this Agreement, or (j) to the extent required in connection with providing insurance coverage or providing reimbursement pursuant to this Agreement. The duty of confidentiality required by the Administrative Agent, the Lenders, the LC Issuer, and the Swingline Lender under this Section 9.14 shall survive for one year following the earlier to occur of (I) such Administrative Agent, Lender, LC Issuer, or Swingline Lender, as the case may be, ceasing to be a party to this Agreement and (II) the termination of this Agreement.

For purposes of this Section, “Information” shall mean all information received from any Credit Party or any of its Subsidiaries relating to any Credit Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, any LC Issuer or the Swingline Lender on a nonconfidential basis prior to disclosure by any Credit Party or any of its Subsidiaries; provided that, in the case of information received from any Credit Party or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section

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